EXECUTION COPY                                                Exhibit 4.11

===============================================================================



                                   INDENTURE



                                 by and between


                                  P-COM, INC.,
                                   as Issuer


                                      And


                          STATE STREET BANK AND TRUST
                          COMPANY OF CALIFORNIA, N.A.,
                                   as Trustee


                         ------------------------------


                   7% Convertible Subordinated Notes due 2005


                         ------------------------------


                          Dated as of November 1, 2002


                         ------------------------------



===============================================================================

                            CROSS-REFERENCE TABLE/1/


TRUST INDENTURE ACT SECTION                                                         INDENTURE SECTION
---------------------------                                                         -----------------
310(a)(1) ....................................................................                 9.10
   (a)(2) ....................................................................                 9.10
   (a)(3) ....................................................................                 N.A.
   (a)(4) ....................................................................                 N.A.
   (a)(5) ....................................................................                 9.10
   (b) .......................................................................            9.8; 9.10
   (c) .......................................................................                 N.A.
311(a) .......................................................................                 9.11
   (b) .......................................................................                 9.11
   (c) .......................................................................                 N.A.
312(a) .......................................................................                  2.5
   (b) .......................................................................                 12.3
   (c) .......................................................................                 12.3
313(a) .......................................................................                  9.6
   (b)(1) ....................................................................                 N.A.
   (b)(2) ....................................................................                  9.6
   (c) .......................................................................            9.6, 12.2
   (d) .......................................................................                  9.6
314(a) .......................................................................       4.3, 4.4, 12.2
   (b) .......................................................................                 N.A.
   (c)(1) ....................................................................                 12.4
   (c)(2) ....................................................................                 12.4
   (c)(3) ....................................................................                 N.A.
   (d) .......................................................................                 N.A.
   (e) .......................................................................                 12.5
   (f) .......................................................................                 N.A.
315(a) .......................................................................                  9.1
   (b) .......................................................................                  9.5
   (c) .......................................................................                  9.1
   (d) .......................................................................                  9.1
   (e) .......................................................................                 8.11
316(a)(last sentence) ........................................................                  2.9
   (a)(1)(A) .................................................................                  8.5
   (a)(1)(B) .................................................................                  8.4
   (a)(2) ....................................................................                  N.A
   (b) .......................................................................                  8.7
   (c) .......................................................................                 11.4
317(a)(1) ....................................................................                  8.8
   (a)(2) ....................................................................                  8.9
   (b) .......................................................................                  2.4
318(a) .......................................................................                 12.1

                           N.A. means not applicable

--------------------
   /1/ This Cross-Reference Table is not part of the Indenture

                                      (i)

                                TABLE OF CONTENTS

                                                                                                Page
                                                                                                ----
ARTICLE 1 DEFINITIONS AND INCORPORATION BY REFERENCE ...................................         1
    Section 1.1     Definitions ........................................................         1
    Section 1.2     Other Definitions ..................................................         8
    Section 1.3     Incorporation by Reference of Trust Indenture Act ..................         8
    Section 1.4     Rules of Construction ..............................................         9

ARTICLE 2 THE NOTES ....................................................................         9
    Section 2.1     Form and Dating ....................................................         9
    Section 2.2     Execution and Authentication .......................................        12
    Section 2.3     Registrar, Paying Agent and Conversion Agent .......................        12
    Section 2.4     Paying Agent to Hold Money in Trust ................................        13
    Section 2.5     Noteholders' Lists .................................................        13
    Section 2.6     Transfer and Exchange ..............................................        13
    Section 2.7     Replacement Notes ..................................................        19
    Section 2.8     Outstanding Notes ..................................................        19
    Section 2.9     Treasury Securities ................................................        19
    Section 2.10    Temporary Notes ....................................................        20
    Section 2.11    Cancellation .......................................................        21
    Section 2.12    Defaulted Interest .................................................        21
    Section 2.13    CUSIP Numbers ......................................................        21

ARTICLE 3 REDEMPTION ...................................................................        21
    Section 3.1     Notices to Trustee .................................................        21
    Section 3.2     Selection of Notes to Be Redeemed ..................................        21
    Section 3.3     Notice of Redemption ...............................................        22
    Section 3.4     Effect of Notice of Redemption .....................................        23
    Section 3.5     Deposit of Redemption Price ........................................        23
    Section 3.6     Notes Redeemed in Part .............................................        23
    Section 3.7     Redemption by the Company ..........................................        24
    Section 3.8     Conversion Arrangement on Call for Redemption ......................        24

ARTICLE 4 COVENANTS ....................................................................        24
    Section 4.1     Payment of Notes ...................................................        24
    Section 4.2     Maintenance of Office ..............................................        25
    Section 4.3     SEC Reports ........................................................        25
    Section 4.4     Compliance Certificate .............................................        26
    Section 4.5     Corporate Existence ................................................        26
    Section 4.6     Taxes ..............................................................        27
    Section 4.7     Change of Control ..................................................        27
    Section 4.8     Stay, Extension and Usury Laws .....................................        29
    Section 4.9     Liquidated Damages .................................................        29

                                      (ii)

ARTICLE 5 CONVERSION ...................................................................         29
    Section 5.1     Conversion Privilege of Holders ....................................         29
    Section 5.2     Manner of Exercise of Holder's Conversion Privilege ................         30
    Section 5.3     Company's Right to Effect Automatic Conversion .....................         30
    Section 5.4     Exercise of Automatic Conversion Right by the Company ..............         31
    Section 5.5     Issuance of Common Stock Upon Conversion ...........................         32
    Section 5.6     Cash Payments in Lieu of Fractional Shares .........................         34
    Section 5.7     Adjustment of Conversion Price .....................................         34
    Section 5.8     Notice to Holders Prior to Certain Corporate Actions ...............         40
    Section 5.9     Reservation of Shares of Common Stock ..............................         41
    Section 5.10    Taxes upon Conversion ..............................................         41
    Section 5.11    Covenants as to Common Stock .......................................         42
    Section 5.12    Consolidation or Merger or Sale of Assets ..........................         42
    Section 5.13    Disclaimer of Responsibility for Certain Matters ...................         43
    Section 5.14    Cancellation of Converted Notes ....................................         44
    Section 5.15    Voluntary Reduction ................................................         44

ARTICLE 6 SUBORDINATION ................................................................         44
    Section 6.1     Agreement to Subordinate ...........................................         44
    Section 6.2     Liquidation; Dissolution; Bankruptcy ...............................         44
    Section 6.3     Default on Senior Indebtedness .....................................         45
    Section 6.4     Acceleration of Notes ..............................................         45
    Section 6.5     When Distribution Must Be Paid Over ................................         46
    Section 6.6     Notice by Company ..................................................         46
    Section 6.7     Subrogation ........................................................         46
    Section 6.8     Relative Rights ....................................................         46
    Section 6.9     Subordination May Not Be Impaired by Company .......................         47
    Section 6.10    Distribution or Notice to Representative ...........................         47
    Section 6.11    Rights of Trustee and Paying Agent .................................         47
    Section 6.12    Authorization to Effect Subordination ..............................         48
    Section 6.13    Article Applicable to Paving Agents ................................         48
    Section 6.14    Senior Indebtedness Entitled to Rely ...............................         48
    Section 6.15    Certain Conversions Not Deemed Payment .............................         48

ARTICLE 7 SUCCESSORS ...................................................................         49
    Section 7.1     Merger; Consolidation or Sale of Assets ............................         49
    Section 7.2     Successor Corporation Substituted ..................................         49
    Section 7.3     Purchase Option on Change of Control ...............................         50

ARTICLE 8 DEFAULTS AND REMEDIES ........................................................         50
    Section 8.1     Events of Default ..................................................         50
    Section 8.2     Acceleration .......................................................         51
    Section 8.3     Other Remedies .....................................................         51
    Section 8.4     Waiver of Past Defaults ............................................         52
    Section 8.5     Control by Majority ................................................         52
    Section 8.6     Limitation on Suits ................................................         52
    Section 8.7     Rights of Noteholders to Receive Payment ...........................         53

                                     (iii)

    Section 8.8     Collection Suit by Trustee .........................................         53
    Section 8.9     Trustee May File Proofs of Claim ...................................         53
    Section 8.10    Priorities .........................................................         53
    Section 8.11    Undertaking for Costs ..............................................         54

ARTICLE 9 THE TRUSTEE ..................................................................         54
    Section 9.1     Duties of Trustee ..................................................         54
    Section 9.2     Rights of Trustee ..................................................         55
    Section 9.3     Individual Rights of Trustee .......................................         55
    Section 9.4     Trustee's Disclaimer ...............................................         55
    Section 9.5     Notice of Defaults .................................................         55
    Section 9.6     Reports by Trustee to Noteholders ..................................         56
    Section 9.7     Compensation and Indemnity .........................................         56
    Section 9.8     Replacement of Trustee .............................................         57
    Section 9.9     Successor Trustee by Merger, Etc ...................................         58
    Section 9.10    Eligibility Disqualification .......................................         58
    Section 9.11    Preferential Collection of Claims Against Company ..................         58

ARTICLE 10 DISCHARGE OF INDENTURE ......................................................         58
    Section 10.1    Termination of Company's Obligations ...............................         58
    Section 10.2    Repayment to Company ...............................................         58

ARTICLE 11 AMENDMENTS, SUPPLEMENTS AND WAIVERS .........................................         59
    Section 11.1    Without Consent of Noteholders .....................................         59
    Section 11.2    With Consent of Noteholders ........................................         59
    Section 11.3    Compliance with Trust Indenture Act ................................         60
    Section 11.4    Revocation and Effect of Consents ..................................         60
    Section 11.5    Notation on or Exchange of Notes ...................................         61
    Section 11.6    Trustee Protected ..................................................         61

ARTICLE 12 MISCELLANEOUS ...............................................................         61
    Section 12.1    Trust Indenture Act Controls .......................................         61
    Section 12.2    Notices ............................................................         61
    Section 12.3    Communication by Noteholders with Other Noteholders ................         62
    Section 12.4    Certificate and Opinion as to Conditions Precedent .................         62
    Section 12.5    Statements Required in Certificate or Opinion ......................         62
    Section 12.6    Rules by Trustee and Agents ........................................         63
    Section 12.7    Legal Holidays .....................................................         63
    Section 12.8    No Recourse Against Others .........................................         63
    Section 12.9    Counterparts .......................................................         63
    Section 12.10   Other Provisions ...................................................         63
    Section 12.11   Governing Law ......................................................         64
    Section 12.12   No Adverse Interpretation of Other Agreements ......................         65
    Section 12.13   Successors .........................................................         65
    Section 12.14   Severability .......................................................         65
    Section 12.15   Table of Contents, Headings, Etc ...................................         65

                                      (iv)

               THIS INDENTURE dated as of November 1, 2002 is made by and between P-COM, INC., a Delaware corporation (the "Company"), and State Street Bank and Trust Company of California, N.A., a national banking association organized under the laws of the United States of America, as trustee (the "Trustee").

               WITNESSETH:

               WHEREAS, for its lawful corporate purposes, the Company has duly authorized the issuance of its 7% Convertible Subordinated Notes due 2005 (hereinafter called the "Notes"), in an aggregate principal amount of $22,390,000 and, to provide the terms and conditions upon which the Notes are to be issued, authenticated and delivered, the Company has duly authorized the execution and delivery of this Indenture; and

               WHEREAS, the Notes, the certificate of authentication to be borne by the Notes, a form of assignment, form of option to elect repayment upon a Change of Control, and a form of conversion notice to be borne by the Notes are to be substantially in the forms hereinafter provided for; and

               WHEREAS, all acts and things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee or a duly authorized authenticating agent, as in this Indenture provided, the valid, binding and legal obligations of the Company, and to constitute this Indenture a valid agreement according to its terms, have been done and performed, and the execution of this Indenture and the issuance hereunder of the Notes have in all respects been duly authorized.

                                   ARTICLE 1

                   DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.1    Definitions.

               "Affiliate" of any specified person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such person, whether through the ownership of voting securities or by agreement or otherwise. Notwithstanding the foregoing, no individual shall be deemed to be an Affiliate of a person solely by reason of his or her being an officer or director of such person.

               "Agent" means any Registrar, Paying Agent, Conversion Agent or co-registrar.

               "Applicable Procedures" means the applicable procedures of the Depositary, Euroclear or Cedel, as the case may be.

               "Board of Directors" means the Board of Directors of the Company or any authorized committee of the Board.

               "Board Resolution" means a duly authorized and adopted resolution of the Board of Directors certified by the Secretary of the Company as in full force and effect and delivered to the Trustee.

               "Business Day" means any day that is not a Legal Holiday.

               "Capital Stock" means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interest, participations, rights or other equivalents (however designated) or corporate stock, (iii) in the case of a partnership, partnership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

               "Change of Control" means the occurrence of one or more of the following events: (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of shares representing more than 50% of the combined total voting power of the then outstanding securities entitled to vote generally in elections of directors of the Company (the "Voting Stock"), (b) the Company consolidates with or merges into any other person, or conveys, transfers, or leases, whether directly or indirectly, all or substantially all of its assets to any person, or any other person merges into the Company, and, in the case of any such transaction, the outstanding Common Stock of the Company is changed or exchanged as a result, unless the stockholders of the Company immediately before such transaction own, directly or indirectly immediately following such transaction, at least a majority of the combined voting power of the outstanding voting securities of the corporation resulting from such transaction in substantially the same proportion as their ownership of the Voting Stock immediately before such transaction, (c) at any time the Continuing Directors do not constitute a majority of the Board of Directors of the Company (or, if applicable, a successor corporation to the Company) or (d) the Common Stock (or other common stock into which the Notes are then convertible) is neither listed for trading on a United States national securities exchange nor approved for trading on an established automated over-the-counter trading market in the United States for a period of ten consecutive Trading Days; provided a Change of Control shall not be deemed to have occurred if either (x) the Daily Market Price of the Common Stock for any five Trading Days during the ten Trading Days immediately preceding the Change of Control is at least equal to 105% of the Conversion Price in effect on such day or (y) in the case of a merger or consolidation otherwise constituting a Change of Control, all of the consideration (excluding cash payments for fractional shares) in such merger or consolidation constituting the Change of Control consists of common stock traded on a United States national securities exchange or quoted on the Nasdaq National Market or Nasdaq SmallCap Market (or which will be so traded or quoted when issued or exchanged in connection with such Change of Control) and as a result of such transaction or transactions such Notes become convertible solely into such common stock.

               "Common Stock" means the common stock of the Company as the same exists at the date of the execution of this Indenture or as such stock may be constituted from time to time.

               "Company" means the party named as such above, until a successor replaces it in accordance with Article 7 and thereafter means the successor, in each case, subject to Section 5.12, if applicable.

               "Continuing Directors" means, as of any date of determination, any member of the Board of Directors who (i) was a member of such Board of Directors on November 1, 2002, or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of the Board of Directors at the time of such nomination or election.

               "Conversion Price" means the price for conversion of Notes into Common Stock as provided herein, which shall initially be $2.10 per share of Common Stock and shall thereafter be subject to adjustment as provided herein.

               "Custodian" means State Street Bank and Trust Company of California, N.A., as custodian with respect to Notes in global form deposited on behalf of the Depositary, or any successor entity thereto.

               "Daily Market Price" means the price of a share of Common Stock on the relevant date, determined (a) on the basis of the last reported sale price regular way of the Common Stock as reported on the NSM, or if the Common Stock is not then listed on the NSM, as reported on such national securities exchange upon which the Common Stock is listed, or (b) if there is no such reported sale on the day in question, on the basis of the average of the closing bid and asked quotations regular way as so reported, or (c) if the Common Stock is not listed on the NSM or on any national securities exchange, on the basis of the average of the high bid and low asked quotations regular way on the day in question in the over-the-counter market as reported by the National Association of Securities Dealers Automated Quotation System, or if not so quoted, as reported by National Quotation Bureau, Incorporated, or a similar organization. Daily Market Price shall be determined by the Company as contemplated by Section 5.6.

               "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

               "Depositary" means The Depository Trust Company, its nominees and their respective successors.

               "Designated Senior Indebtedness" means (a) the obligations of the Company to Silicon Valley Bank pursuant to (i) that certain Loan and Security Agreement dated as of September 20, 2002 among the Company, P-Com Network Services, Inc. and Silicon Valley Bank or (ii) that certain Loan and Security Agreement (XM Program) dated as of September 20, 2002 among the Company, P-Com Network Services, Inc. and Silicon Valley Bank, and in either case, any extensions, renewals, amendments or restatements thereof and (b) any other particular Senior Indebtedness having an outstanding principal amount or commitment in excess of $15 million with respect to which the instrument creating or evidencing the same or the assumption or guarantee thereof (or related agreements or documents to which the Company is a party) expressly provides that such Indebtedness shall be "Designated Senior Indebtedness" for purposes of the Indenture (provided that such instrument, agreement or other document may place limitations and conditions on the right of such Senior Indebtedness to exercise the rights of Designated Senior Indebtedness.)

               "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations of the SEC promulgated thereunder.

               "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession, which are in effect from time to time.

               "Global Notes" means, individually and collectively, the Regulation S Global Note and the Rule 144A Global Note.

               "Global Securities Legend" has the meaning set forth in Exhibit
A.

               "Indebtedness" means, with respect to any person, all obligations, whether or not contingent, of such person (i) (a) for borrowed money (including, but not limited to, any indebtedness secured by a security interest, mortgage or other lien on the assets of the Company which is (1) given to secure all or part of the purchase price of property subject thereto, whether given to the vendor of such property or to another, or (2) existing on property at the time of acquisition thereof), (b) evidenced by a note, debenture, bond or other written instrument, (c) under a lease required to be capitalized on the balance sheet of the lessee under GAAP, (d) in respect of letters of credit, bank guarantees or bankers' acceptances (including reimbursement obligations with respect to any of the foregoing), (e) with respect to Indebtedness secured by a mortgage, pledge, lien, encumbrance, charge or adverse claim affecting title or resulting in an encumbrance to which the property or assets of such person are subject, whether or not the obligation secured thereby shall have been assumed by or shall otherwise be such person's legal liability, (f) in respect of the balance of deferred and unpaid purchase price of any property or assets, or (g) under interest rate or currency swap agreements, cap, floor and collar agreements, spot and forward contracts and similar agreements and arrangements; (ii) with respect to any obligation of others of the type described in the preceding clause (i) or under clause (iii) below assumed by or guaranteed in any manner by such person, contingent or otherwise (and, without duplication, the obligations of such person under any such assumptions, guarantees or other such arrangements); and (iii) any and all deferrals, renewals, extensions, refinancings and refundings of, or amendments, modifications or supplements to, any of the foregoing.

               "Indenture" means this Indenture as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof.

               "Interest Payment Date" has the meaning set forth in Section 1 of the Notes.

               "Issuance Date" means the date on which the Notes are first authenticated and issued under this Indenture.

               "Liquidated Damages" has the meaning set forth in the Registration Rights Agreement.

               "Maturity Date" means November 1, 2005.

               "Noteholder" or "holder" means a person in whose name a Note is registered.

               "NSM" means the Nasdaq SmallCap Market.

               "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

               "Officer" means the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice-President, the Treasurer, the Secretary, any Assistant Treasurer or any Assistant Secretary of the Company.

               "Officers' Certificate" means a certificate signed by two Officers, one of whom must be the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the President, the Treasurer or a Vice-President of the Company.

               "Opinion of Counsel" means a written opinion that meets the requirements of Section 12.5 from legal counsel who is acceptable to the Trustee. So long as such counsel is acceptable to the Trustee, such counsel may be an employee of or counsel to the Company or the Trustee or may be outside counsel to the Company or the Trustee, except to the extent otherwise indicated in this Indenture.

               "person" or "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

               "principal" of a debt security means the principal of the security plus the premium, if any, on the security.

               "QIB" means qualified institutional buyer, as such term is defined in Rule 144A.

               "Record Date" has the meaning set forth in Section 1 of the Notes.

               "Registration Rights Agreement" means the agreement of the Company for the benefit of the Noteholders on the terms specified in Exhibit F attached hereto, as amended from time to time in accordance with such terms.

               "Regulation S" means Regulation S promulgated under the Securities Act.

               "Regulation S Global Note" means a permanent global note that contains the Global Securities Legend and, subject to Section 2.1(a) hereof, the Restricted Securities Legend on the face thereof and the additional schedule referred to in footnote 1 to the form of the Note attached hereto as Exhibit A and that is deposited with and registered in the name of the Depositary or its nominee, representing a series of Notes and beneficial interests therein resold or transferred in reliance on Regulation S.

               "Representative" means the (a) trustee, agent or representative for any Senior Indebtedness or (b) with respect to any Senior Indebtedness that does not have any such trustee, agent or other representative, (i) in the case of such Senior Indebtedness issued pursuant to an agreement providing for voting arrangements as among the holders or owners of such Senior Indebtedness, any holder or owner of such Senior Indebtedness acting with the consent of the required persons necessary to bind such holders or owners of such Senior Indebtedness and (ii) in the case of all other such Senior Indebtedness, the holder or owner of such Senior Indebtedness.

               "Restricted Securities Legend" has the meaning set forth in Exhibit A.

               "Rule 144A" means Rule 144A promulgated under the Securities Act.

               "Rule 144A Global Note" means a permanent global note that contains the Global Securities Legend and, subject to Section 2.1(a) hereof, the Restricted Securities Legend on the face thereof and the additional schedule referred to in footnote 1 to the form of the Note attached hereto as Exhibit A, and that is deposited with and registered in the name of the Depositary or its nominee, representing a series of Notes and beneficial interests therein resold or transferred in reliance on Rule 144A.

               "SEC" means the Securities and Exchange Commission.

               "Securities" means the Notes described above issued under this Indenture.

               "Securities Act" means the Securities Act of 1933, as amended from time to time, and the rules and regulations of the SEC promulgated thereunder.

               "Senior Indebtedness" means the principal of, premium, if any, and interest on, rent under, and any other amounts payable on or in respect of any secured Indebtedness of the Company (including, without limitation, any Obligations in respect of such secured Indebtedness and any interest accruing after the filing of a petition by or against the Company under any Bankruptcy Law, whether or not allowed as a claim after such filing in any proceeding under such Bankruptcy Law), whether outstanding on the date of this Indenture or thereafter created, incurred, assumed, guaranteed or in effect guaranteed by the Company (including all deferrals, renewals, extensions or refundings of, or amendments, modifications or supplements to the foregoing); provided, however, that Senior Indebtedness does not include (u) unsecured Indebtedness of the Company, (v) Indebtedness evidenced by the Notes, (w) any liability for federal, state, local or other taxes owed or owing by the Company, (x) Indebtedness of the Company to any Subsidiary of the Company, (y) trade payables of the Company, and (z) any particular Indebtedness in which the instrument creating or evidencing the same or the assumption or guarantee thereof (or related agreements or documents to which the Company is a party) expressly provides that such Indebtedness shall not be senior in right of payment to, or is pari passu with, or is subordinated or junior to, the Notes.

               "Shelf Registration Statement" shall have the meaning set forth in the Registration Rights Agreement.

               "Significant Subsidiary" means any subsidiary of the Company which is a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated under the Securities Act and the Exchange Act (as such Regulation is in effect on the date hereof).

               "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

               "Trading Days" means (i) if the Common Stock is quoted on the NSM or any other system of automated dissemination of quotations of securities prices, days on which trades may be effected through such system; (ii) if the Common Stock is listed or admitted for trading on any national securities exchange, days on which such national securities exchange is open for business; or (iii) if the Common Stock is not listed or admitted for trading on any national securities exchange or quoted on the NSM or any other system of automated dissemination of quotation of securities prices, days on which the Common Stock is traded regular way in the over-the-counter market and for which a closing bid and a closing asked price for the Common Stock are available.

               "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) as in effect on the date of execution of this Indenture.

               "Time of Determination" means the time and date of the earlier of
(i) the record date for determining stockholders entitled to receive their rights, warrants or distributions referred to in Section 5.7(b) and (c), or (ii) the commencement of "ex-dividend" trading on the exchange or market referred to in the definition of the term "Daily Market Price."

               "Transfer Restricted Securities" shall have the meaning set forth in the Registration Rights Agreement.

               "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor.

               "Trust Officer" means any officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

               "U.S. Government Obligations" means direct obligations of the United States of America for the payment of which the full faith and credit of the United States of America is pledged. In order to have money available on a payment date to pay principal or interest on the Notes, the U.S. Government Obligations shall be payable as to principal or interest on or before such payment date in such amounts as will provide the necessary money. U.S. Government Obligations shall not be callable at the issuer's option.

               "U.S. person" has the meaning specified in Regulation S.

               "Vice President," when used with respect to the Company, means any vice president, whether or not designated by a number or a word or words added before or after the title "vice president."

Section 1.2    Other Definitions.


Term                                                                                  Defined in
----                                                                                  ----------
"Agent Members" ................................................................          2.1
 -------------
"Automatic Conversion" .........................................................          5.3
 --------------------
"Automatic Conversion Date" ....................................................          5.4
 -------------------------
"Automatic Conversion Notice" ..................................................          5.4
 ---------------------------
"Bankruptcy Custodian" .........................................................          8.1
 --------------------
"Bankruptcy Law" ...............................................................          8.1
 --------------
"Cedel" ........................................................................          2.1
 -----
"Certificated Notes" ...........................................................          2.1
 ------------------
"Change of Control Notice" .....................................................          4.7
 ------------------------
"Change of Control Offer" ......................................................          4.7
 -----------------------
"Change of Control Payment" ....................................................          4.7
 -------------------------
"Change of Control Payment Date" ...............................................          4.7
 ------------------------------
"Commencement Date" ............................................................          4.7
 -----------------
"Conversion Agent" .............................................................          2.3
 ----------------
"Conversion Notice" ............................................................          5.2
 -----------------
"Equity Interests" .............................................................          5.7
 ----------------
"Euroclear" ....................................................................          2.1
 ---------
"Event of Default" .............................................................          8.1
 ----------------
"Expiration Time" ..............................................................          5.7
 ---------------
"Legal Holiday" ................................................................         12.7
 -------------
"non-electing share" ...........................................................         5.12
 ------------------
"Non-Global Purchasers" ........................................................          2.1
 ---------------------
"Notice of Default" ............................................................          8.1
 -----------------
"Offer Amount" .................................................................          4.7
 ------------
"Paying Agent" .................................................................          2.3
 ------------
"Payment Blockage Notice" ......................................................          6.3
 -----------------------
"Payment Default" ..............................................................          8.1
 ---------------
"Purchased Shares" .............................................................          5.7
 ----------------
"Registrar" ....................................................................          2.3
 ---------
"Tender Period" ................................................................          4.7
 -------------

Section 1.3       Incorporation by Reference of Trust Indenture Act.

                  Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

                  The following TIA terms used in this Indenture have the following meanings:

                  "Commission" means the SEC;

               "indenture securities" means the Notes;

               "indenture security holder" means a Noteholder;

               "indenture to be qualified" means this Indenture;

               "indenture trustee" or "institutional trustee" means the Trustee; and

               "obligor" on the Notes means the Company or any other obligor on the Notes.

               All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

Section 1.4    Rules of Construction.

               Unless the context otherwise requires:

               (a)   a term has the meaning assigned to it;

               (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

               (c) references to "GAAP" shall mean GAAP in effect as of the time when and for the period as to which such accounting principles are to be applied;

               (d)   "or" is not exclusive;

               (e) words in the singular include the plural, and words in the plural include the singular; and

               (f)   provisions apply to successive events and transactions.

                                   ARTICLE 2

                                   THE NOTES

Section 2.1    Form and Dating.

               The Notes and the Trustee's certificate of authentication relating thereto shall be substantially in the form of Exhibit A hereto, which Exhibit A is hereby incorporated in and expressly made a part of this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, the Applicable Procedures, in the case of any Note in global form deposited with or on behalf of the Depositary, or usage. The Company shall furnish any such legend not contained in Exhibit A to the Trustee in writing. Each Note shall be dated the date of its authentication.

               The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

               The Notes shall be issued only in denominations of $1,000 and integral multiples thereof.

               (a) Notes in Global Form. The Notes shall be issued initially in the form of one or more Rule 144A Global Notes in definitive, fully registered form, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, as Custodian for the Depositary, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Rule 144A Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee as hereinafter provided.

               Notes resold or transferred in reliance on Regulation S shall be evidenced by one or more Regulation S Global Notes in definitive, fully registered form, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, as Custodian for the Depositary, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided, for the accounts of designated agents holding on behalf of the Euroclear System ("Euroclear") or Cedel Bank, societe anonyme ("Cedel"). The aggregate principal amount of the Regulation S Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee as hereinafter provided.

               Each Note in global form shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Notes from time to time endorsed thereon and that the aggregate amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions and transfers of Notes evidencing beneficial interests in such Note in global form transferred in accordance with the Applicable Procedures. Any endorsement of a Note in global form to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the Depositary or Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof and as required by any applicable provisions of Section 2.6 hereof.

               The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "Management Regulations" and "Instructions to Participants" of Cedel shall be applicable to interests in the Regulation S Global Notes that are held by the Agent Members through Euroclear or Cedel.

               Except as set forth in Section 2.1(c), Section 2.6 and Section
2.10 hereof, the Global Notes may be transferred, in whole and not in part, only to another nominee of the Depositary or to a successor of the Depositary or its nominee.

               Upon effectiveness of the Shelf Registration Statement, the Notes (or beneficial interests therein) resold or transferred pursuant to the prospectus forming part of the Shelf Registration Statement may be represented by one or more permanent Notes in global definitive, fully registered form without interest coupons with the Global Securities Legend but not the Restricted Securities Legend set forth in Exhibit A hereto, registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided.

               (b) Book-Entry Provisions. Members of, or participants in, the Depositary ("Agent Members") shall have no rights either under this Indenture with respect to any Note in global form held on their behalf by the Depositary or by the Trustee as Custodian for the Depositary or under such Note in global form and owners of beneficial interests in such a Note shall hold such interests pursuant to the Applicable Procedures, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Note in global form for all purposes whatsoever. Accordingly, any such owner's beneficial interest in any such Note in global form will be shown only on, and the transfer of such interest shall be effected only upon book-entry transfers reflected in records maintained by the Depositary or its nominee or its Agent Members in accordance with the Applicable Procedures. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of an owner of a beneficial interest in any Note in global form.

               (c) Certificated Notes. Except as provided in Section 2.6 and
Section 2.10 and this Section 2.1(c), owners of beneficial interests in Global Notes will not be entitled to receive physical delivery of Certificated Notes. Transferees of Notes who are institutional "accredited investors" (within the meaning of Rule 501(a)(1), (2), (3) or (7) of the Securities Act) who are not QIBs and to whom such Notes were transferred other than pursuant to the Shelf Registration Statement or in reliance on Regulation S under the Securities Act (referred to herein as the "Non-Global Purchasers") will receive definitive certificated Notes in registered form ("Certificated Notes"), which Certificated Notes shall bear the Restricted Securities Legend set forth in Exhibit A hereto. Certificated Notes will bear the Restricted Securities Legend set forth on Exhibit A unless removed in accordance with Section 2.6(b) hereof. A Certificated Note may be exchanged for a beneficial interest in a Global Note in accordance with the provisions of Section 2.6(a)(vi).

               After a transfer of any Note (or beneficial interest therein) during the period of the effectiveness of and pursuant to the Shelf Registration Statement or pursuant to an exemption from the registration requirements of the Securities Act provided by Rule 144 under the Securities Act in a transaction that results in such Note (or beneficial interest therein) no longer being a "restricted security" within the meaning of such Rule 144, all requirements that such Note (or Note evidencing solely such beneficial interest) issued to certain holders be issued in the form of a Global Note will cease to apply (notwithstanding provisions of Section 2.6 to the contrary), and a Certificated Note will be available to the holder of such Note (or beneficial interest) who is the transferee thereof pursuant to a prospectus which is part of such Shelf

Registration Statement or pursuant to such exemption provided by Rule 144 under the Securities Act.

               Notwithstanding the foregoing provisions of this Section 2.1(c), so long as the Notes are eligible for book-entry settlement with the Depositary, unless otherwise required by law, all beneficial interests in Notes held by QIBs to be traded on the Portal Market shall be represented by a Note in global form deposited with or on behalf of the Depositary.

Section 2.2    Execution and Authentication.

               Two Officers shall sign the Notes for the Company by manual or facsimile signature. The Company's seal shall be reproduced, either manually or by facsimile, on the Notes.

               If an Officer whose signature is on a Note no longer holds that office at the time the Note is authenticated, the Note shall nevertheless be valid.

               A Note shall not be valid until authenticated by the manual signature of an authorized signatory of the Trustee. Such signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

               Upon a written order of the Company signed by two Officers, the Trustee shall authenticate the Notes for original issue up to an aggregate principal amount of $22,390,000. The aggregate principal amount of Notes outstanding at any time shall not exceed such amount except as provided in
Section 2.7.

               The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company.

Section 2.3    Registrar, Paying Agent and Conversion Agent.

               The Company shall maintain in the Borough of Manhattan, City of New York, State of New York, an office or agency where Notes may be presented for (i) registration of transfer or for exchange, (ii) payment redemption or repurchase and (iii) conversion, which office or agency shall initially be the office of State Street Bank and Trust Company, N.A., an Affiliate of the Trustee, located at 61 Broadway, 15th Floor, Corporate Trust Window, New York, New York 10006. The Note registrar shall keep a register of the Notes and of their transfer and exchange. The Company initially designates the Trustee as paying agent, Note registrar and conversion agent (the Trustee or, its successor in each such capacity, respectively, being the "Paying Agent", the "Registrar" or the "Conversion Agent"). The Company may appoint one or more co-registrars, one or more additional paying agents and one or more additional conversion agents in such other locations as it shall determine. The term "Paying Agent" includes any additional paying agent and the term "Conversion Agent" includes any additional conversion agent. The Company may change any Paying Agent, Registrar, co-registrar or Conversion Agent without prior notice to any Noteholder; provided the Company shall maintain an office or agency for payment, conversion and exchange in the Borough of Manhattan, City of New York, State of New York. The Company shall notify the Trustee of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar, Paying Agent or Conversion Agent, the Trustee shall act as such. The Company or any of its Affiliates may act as Paying Agent, Registrar, co-registrar or Conversion Agent.

Section 2.4    Paying Agent to Hold Money in Trust.

               The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Noteholders or the Trustee all money held by the Paying Agent for the payment of principal or interest on the Notes, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any money disbursed by it. Upon payment over to the Trustee, the Paying Agent (if other than the Company or an Affiliate of the Company) shall have no further liability for the money. If the Company or an Affiliate of the Company acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Noteholders all money held by it as Paying Agent.

Section 2.5    Noteholders' Lists.

               The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Noteholders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee on or before each Interest Payment Date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Noteholders.

Section 2.6    Transfer and Exchange.

               Where Notes are presented to the Registrar or a co-registrar with a request to register a transfer or to exchange them for an equal principal amount of Notes of other denominations, the Registrar shall register the transfer or make the exchange if its requirements for such transactions are met. To permit registrations of transfers and exchanges, the Company shall issue and deliver to the Trustee and the Trustee shall authenticate Notes at the Registrar's request. No service charge shall be made to a Noteholder for any registration of transfer or exchange (except as otherwise expressly permitted herein), but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer tax or similar governmental charge payable upon exchanges pursuant to Section 2.10, Section 3.6 or Section 11.5 hereof). In case any Note of a denomination greater than $1,000 shall be presented for registration of transfer of less than the full principal amount of such Note, the Company shall execute and the Registrar shall register and the Trustee shall authenticate and deliver to the holder of the Note so presented, a new Note or Notes in authorized denominations in an aggregate principal amount equal to the portion of the presented Note that is not being transferred.

               The Company shall not be required (i) to issue, register the transfer of or exchange Notes during a period beginning at the opening of business fifteen (15) days before the day of any such selection of Notes for redemption under Section 3.2 or for conversion at the option of the Company under Section 5.3 and ending at the close of business on the day of such selection, (ii) to register the transfer or exchange of any Notes so selected for redemption or conversion or surrendered for conversion at the option of the holder thereof under Section 5.1 in whole or in part, except the unredeemed or unconverted portion of any Notes being redeemed or converted, in part or (iii) to register the transfer of any Notes surrendered for repurchase (and not withdrawn) pursuant to Section 4.7.

               All Notes issued upon any transfer or exchange of Notes in accordance with this Indenture shall be the valid and binding obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture as the Notes surrendered upon such registration of transfer or exchange.

               (a) Transfers and exchanges of the Notes and beneficial interests in Global Notes shall be made only in accordance with this Section 2.6.

                    (i) Notwithstanding any provision to the contrary in this Indenture, so long as a Global Note remains outstanding and is held by or on behalf of the Depositary, transfers of such Global Note, in whole or in part, or of any beneficial interest therein, shall only be made in accordance with Section 2.1(b) and this
               Section 2.6(a)(i); provided, however, that beneficial interests in a Global Note may be transferred to persons who take delivery thereof in the form of a beneficial interest in the same Global
               Note in accordance with and subject to the transfer restrictions set forth in the Restricted Securities Legend. Except for transfers or exchanges made in accordance with any of clauses
               (ii) through (iv) of this Section 2.6(a) or the proviso of the foregoing sentence in this clause (i), transfers of a Global Note or beneficial interest therein shall be limited to transfers of such Global Note in whole, but not in part, to nominees of the Depositary or to a successor of the Depositary or such successor's nominee.

                    (ii) Rule 144A Global Note to Regulation S Global Note. If
               an owner of a beneficial interest in a Rule 144A Global Note deposited with the Depositary or the Trustee as Custodian for the Depositary wishes to transfer its interest in such Rule 144A Global Note to a person who is to take delivery thereof in the form of an interest in a Regulation S Global Note, such owner shall, subject to the Applicable Procedures, exchange or cause the exchange of such interest for an equivalent beneficial interest in a Regulation S Global Note as provided in this
               Section 2.6(a)(ii). Upon receipt by the Trustee of (1) instructions given in accordance with the Applicable Procedures from an Agent Member directing the Trustee, as Registrar, to credit or cause to be credited a beneficial interest in the Regulation S Global Note in an amount equal to the beneficial interest in the Rule 144A Global Note to be exchanged, (2) a written order given in accordance with the Applicable Procedures containing information regarding the participant account of the Depositary and the Euroclear or Cedel account to be credited with such amount and (3) a certificate in the form of Exhibit B attached hereto given by the owner of such beneficial interest stating as provided therein and to the effect that the transfer of such interest is being made in compliance with the transfer restrictions applicable thereto under the Global Note evidencing such interest and pursuant to and in accordance with Rule 904 of Regulation S, then the Trustee, as Registrar, shall instruct the Depositary to reduce or cause to be reduced the aggregate principal amount at maturity of the applicable Rule 144A Global Note and to increase or cause to be increased the aggregate principal amount at maturity of the applicable Regulation S Global Note by the principal amount at maturity of the beneficial interest in the Rule 144A Global Note to be exchanged, to credit or cause to be credited to the account of the person specified in such instructions a beneficial interest in the Regulation S Global Note equal to the reduction in the aggregate principal amount at maturity of the Rule 144A Global Note and to debit or cause to be debited from the account of the person making such transfer the beneficial interest in the Rule 144A Global Note that is being transferred.

                    (iii) Regulation S Global Note to Rule 144A Global Note. If
               an owner of a beneficial interest in a Regulation S Global Note deposited with the Depositary or with the Trustee as Custodian for the Depositary wishes to transfer its interest in such Regulation S Global Note to a person who is to take delivery thereof in the form of an interest in a Rule 144A Global Note, such owner shall, subject to the Applicable Procedures, exchange or cause the exchange of such interest for an equivalent beneficial interest in a Rule 144A Global Note as provided in this Section 2.6(a)(iii). Upon receipt by the Trustee of (1) instructions from Euroclear or Cedel, if applicable, and the Depositary, directing the Trustee, as Registrar, to credit or cause to be credited a beneficial interest in the Rule 144A Global Note in an amount equal to the beneficial interest in the Regulation S Global Note to be exchanged, (2) a written order given in accordance with the Applicable Procedures containing information regarding the participant account of the Depositary to be credited with such amount and (3) (A) if the transfer is pursuant to Rule 144A, a certificate in the form of Exhibit C attached hereto given by the owner of such beneficial interest and stating as provided therein and to the effect that (i) the transfer of such interest is being made in compliance with the transfer restrictions applicable thereto under the Notes, (ii) that the person transferring such interest in a Regulation S Global Note reasonably believes that the person acquiring such interest in the Rule 144A Global Note is a QIB and (iii) that the transfer complies with the requirements of Rule 144A and any applicable blue sky or securities laws of any state of the United States or any other jurisdiction or (B) if the transfer is pursuant to any other exemption from the registration requirements of the Securities Act, a certificate in form acceptable to the Company and the Trustee stating that the transfer of such interest has been made in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the requirements of the exemption claimed and in compliance with any applicable blue sky or securities laws of any State of the United States, such statement to be supported by an Opinion of Counsel from the transferee or the transferor in form reasonably acceptable to the Company and to the Registrar, then the Trustee, as Registrar, shall instruct the

               Depositary to reduce or cause to be reduced the aggregate principal amount at maturity of the applicable Regulation S Global Note and to increase or cause to be increased the aggregate principal amount at maturity of the applicable Rule 144A Global Note by the principal amount at maturity of the beneficial interest in the Regulation S Global Note to be exchanged, to credit or cause to be credited to the account of the person specified in such instructions a beneficial interest in the applicable Rule 144A Global Note equal to the reduction in the aggregate principal amount at maturity of the aggregate principal amount at maturity of the applicable Regulation S Global Note and to debit or cause to be debited from the account of the person making such transfer the beneficial interest in the Regulation S Global Note that is being transferred.

                    (iv) Global Note to Certificated Note. If an owner of a
               beneficial interest in a Global Note deposited with the Depositary or with the Trustee as Custodian for the Depositary wishes at any time to transfer its interest in such Global Note to a person who is to take delivery thereof in the form of a Certificated Note, such owner may, subject to the Applicable Procedures and this clause (iv) of Section 2.6(a), cause the exchange of such interest for one or more Certificated Notes of any authorized denomination or denominations and of the same aggregate principal amount at maturity. Upon receipt by the Trustee of (1) instructions from Euroclear or Cedel, if applicable, and the Depositary directing the Trustee, as Registrar, to authenticate and deliver one or more Certificated Notes of the same aggregate principal amount at maturity as the beneficial interest in the Global Note to be exchanged, such instructions to contain the name or names of the designated transferee or transferees, the authorized denomination or denominations of the Certificated Notes to be so issued and appropriate delivery instructions, (2) if the Certificated Notes evidencing such beneficial interest are required to bear the Restricted Securities Legend, a certificate in the form of Exhibit D attached hereto given by the owner of such beneficial interest and stating as provided therein and to the effect that such owner transferring such interest in such Global Note reasonably believes that the person acquiring the Certificated Notes for which such interest is being exchanged is an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) and is acquiring such Certificated Notes having an aggregate principal amount of not less than $100,000 for its own account or for one or more accounts as to which the transferee exercises sole investment discretion, (3) if the Certificated Notes evidencing such beneficial interest are required to bear the Restricted Securities Legend, a certificate in the form of Exhibit E attached hereto given by the person acquiring the Certificated Notes for which such interest is being exchanged, to the effect set forth therein, and (4) such other certifications, legal opinions or other information as the Company or the Trustee may reasonably require to confirm that such transfer (unless made in compliance with such requirements) is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, then the Trustee, as Registrar, shall instruct the Depositary to reduce or cause to be reduced such Global Note by the aggregate principal amount at maturity of the beneficial interest therein to be exchanged and to debit or cause to be debited from the account of the person making such transfer the beneficial interest in the Global Note that is being transferred, and concurrently with such reduction and debit the Company shall execute, and the Trustee shall authenticate and deliver, one or more Certificated Notes of the same aggregate principal amount at maturity in accordance with the instructions referred to above.

                    (v) Certificated Note to Certificated Note. If a holder of a Certificated Note wishes at any time to transfer such Certificated Note in whole or in part to a person who is to take delivery thereof in the form of a Certificated Note, such holder may, subject to the restrictions on transfer set forth herein and in such Certificated Note, cause the exchange of such Certificated Note for one or more Certificated Notes of any authorized denomination or denominations and of the same aggregate principal amount at maturity. Upon receipt by the Trustee, as Registrar, of (1) such Certificated Note, duly endorsed as provided herein, such Certificated Note having the applicable box on the Assignment Form of the Certificated Note checked by such holder, (2) instructions from such holder directing the Trustee, as Registrar, to authenticate and deliver one or more Certificated Notes of the same aggregate principal amount at maturity as the Certificated Note to be exchanged, such instructions to contain the name or names of the designated transferee or transferees, the authorized denomination or denominations of the Certificated Notes to be so issued and appropriate delivery instructions, (3) if the Certificated Notes of the transferee are required to bear the Restricted Securities Legend, a certificate in the form of Exhibit D attached hereto given by such holder stating that holder transferring such Certificated Note reasonably believes that each person acquiring Certificates Notes in such transfer is an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or
               (7) under the Securities Act) and is acquiring such Certificated Notes having an aggregate principal amount of not less than $100,000 for its own account or for one or more accounts as to which the transferee exercises sole investment discretion and (5) if the Certificated Notes of the transferee are required to bear the Restricted Securities Legend, a certificate in the form of Exhibit E attached hereto given by the person acquiring the Certificated Notes for which such interest is being exchanged, to the effect set forth therein, and (6) such other certifications, legal opinions or other information as the Company or the Trustee may reasonably require to confirm that such transfer (unless made in compliance with such requirements) is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, then the Trustee, as Registrar, shall cancel or cause to be canceled such Certificated Note and concurrently therewith, the Company shall execute, and the Trustee shall authenticate and deliver, one or more Certificated Notes of the same aggregate principal amount at maturity, in accordance with the instructions referred to above.

                    (vi) Certificated Note to Global Note. A Certificated Note
               may be exchanged for a beneficial interest in a Global Note in accordance with the provisions of this Section, the Applicable Procedures and this clause (vi) of Section 2.6(a). Upon receipt by the Trustee, as Registrar, of (1) such Certificated

               Note, duly endorsed as provided herein, such Certificated Note having the applicable box on the Assignment Form of the Certificated Note checked by such holder, (2) instructions from such holder directing the Trustee, as Registrar, to exchange such Certificated Note for a beneficial interest in the applicable Global Note, such instructions to contain the name of the Agent Member designated as the transferor, information regarding authorized denominations and other appropriate delivery instructions, (3) (A) if such Certificated Note is being exchanged for an interest in a Rule 144A Global Note in a transfer pursuant to Rule 144A a certificate in the form of Exhibit C attached hereto given by the owner of such Certificated Note and stating as provided therein and to the affect that (i) the transfer of such Certificated Note is being made in compliance with the transfer restrictions applicable thereto under the Notes, (ii) that the person transferring such Certificated Note reasonably believes that the person acquiring the interest in such Rule 144A Global Note to be evidenced thereby upon such transfers is a QIB and, (iii) that the transfer complies with the requirements of Rule 144A and any applicable blue sky or securities laws of any state of the United States or any other jurisdiction and (B) if such Certificated Note is being exchanged for an interest in a Regulation S Global Note, a certificate in the form of Exhibit B attached hereto given by the owner of such Certificated Note and stating as provided therein and to the affect that the transfer of such Certificated Note is being made in compliance with the transfer restrictions applicable thereto under the Notes and pursuant to and in accordance with Rule 904 of Regulation S and (4) such other certifications, legal opinions or other information as the Company or the Trustee may reasonably require to confirm that such transfer (unless made in compliance with such requirements) is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, then the Trustee, as Registrar, shall cancel or cause to be canceled such Certificated Note and concurrently therewith the Company shall credit the applicable Global Note with the same aggregate principal amount at maturity, in accordance with the instructions referred to above.

                    (vii) Other Exchanges. In the event that a beneficial
               interest in a Global Note is exchanged for Certificated Notes pursuant to Section 2.10, prior to the effectiveness of a Shelf Registration Statement with respect to such Notes, such Notes may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of clauses (ii) through (iv) above (including the certification requirements, if any, intended to ensure that such transfers comply with Rule 144A or Regulation S under the Securities Act, as the case may be) and such other procedures as may from time to time be adopted by the Company and furnished in an Officers' Certificate to the Trustee.

               (b) Except in connection with a transfer pursuant to the Shelf Registration Statement contemplated by and in accordance with the terms of the Registration Rights Agreement, if Notes are issued upon the transfer, exchange or replacement of Notes bearing the Restricted Securities Legend set forth in Exhibit A hereto, or if a request is made to remove such Restricted Securities Legend on Notes, the Notes so issued shall bear the Restricted Securities Legend, or the Restricted Securities Legend shall not be removed, as the case may be, unless there is delivered to the Company such satisfactory evidence, which may include an opinion of counsel, as may be reasonably required by the Company or the Trustee, that neither the legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A, Rule 144 or Regulation S under the Securities Act or, with respect to Certificated Notes, that such Notes are not "restricted" within the meaning of Rule 144 under the Securities Act. Upon provision of such satisfactory evidence, the Trustee, at the direction of the Company, shall authenticate and deliver Notes that do not bear the legend.

               (c) Neither the Company nor the Trustee shall have any responsibility for any actions taken or not taken by the Depositary.

Section 2.7    Replacement Notes.

               If the holder of a Note claims that the Note has been lost, destroyed or wrongfully taken or if such Note is mutilated and is surrendered to the Trustee, the Company shall issue and the Trustee shall authenticate a replacement Note if the Trustee's and the Company's requirements are met. If required by the Trustee or the Company, an indemnity bond must be sufficient in the judgment of both to protect the Company, the Trustee, any Agent or any authenticating agent from any loss which any of them may suffer if a Note is replaced. The Company may charge the relevant holder for its expenses in replacing a Note.

               In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, or is about to be purchased by the Company pursuant to Article 3 hereof, the Company in its discretion may, instead of issuing a new Note, pay or purchase such Note, as the case may be.

               Every replacement Note is an additional obligation of the Company.

Section 2.8    Outstanding Notes.

               The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, and those described in this Section as not outstanding.

               If a Note is replaced, paid or purchased in accordance with the terms of this Indenture, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced, paid or purchased Note is held by a bona fide purchaser.

               If Notes are considered paid under Section 4.1 hereof or converted under Article 5 hereof, they cease to be outstanding and interest on them ceases to accrue.

               Subject to Section 2.9 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

Section 2.9    Treasury Securities.

               In determining whether the Noteholders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or an Affiliate of the Company shall be considered as though they are not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes identified to the Trustee as so owned shall be so disregarded.

Section 2.10   Temporary Notes.

               (a) Until definitive Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of a written order of the Company as set forth in Section 2.2, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as definitive Notes.

               (b) A Global Note deposited with the Depositary or with the Trustee as Custodian for the Depositary pursuant to Section 2.1 shall be transferred to the beneficial owners thereof in the form of Certificated Notes only if such transfer complies with any applicable provisions of Section 2.1(c) and Section 2.6 and (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for such Global Note or if at any time such Depositary ceases to be a "clearing agency" registered under the Exchange Act and a successor depositary is not appointed by the Company within 90 days of such notice, or (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of Notes in the form of Certificated Notes under the Indenture, then upon surrender by the Global Note holder of its Global Notes, Notes in certificated form will be issued to each person that the Global Note holder and the Depositary identify as being a beneficial owner of the related Notes.

               (c) Any Global Note that is transferable to the beneficial owners thereof in the form of Certificated Notes pursuant to this Section 2.10 shall be surrendered by the Depositary to the Trustee to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount at maturity of Notes of authorized denominations in the form of Certificated Notes. Any portion of a Global Note transferred pursuant to this Section shall be executed, authenticated and delivered only in denominations of $1,000 and any integral multiple thereof and registered in such names as the Depositary shall direct. Any Note in the form of Certificated Notes delivered in exchange for an interest in the Global Note shall, except as otherwise provided by Section 2.6(b), bear the Restricted Securities Legend set forth in Exhibit A hereto.

               (d) Subject to the provisions of Section 2.1(b), the registered holder of a Global Note may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a holder is entitled to take under this Indenture or the Notes.

               (e) In the event of the occurrence of either of the events specified in Section 2.10(b), the Company will promptly make available to the Trustee a reasonable supply of Certificated Notes in definitive, fully registered form without interest coupons.

Section 2.11   Cancellation.

               The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar, Paying Agent and Conversion Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, redemption, conversion, exchange or payment. The Trustee shall promptly cancel all Notes surrendered for registration of transfer, redemption, conversion, exchange, payment, replacement or cancellation and shall dispose of canceled Notes in accordance with its standard procedures or as the Company directs. The Company may not issue new Notes to replace Notes that it has paid or redeemed or that have been delivered to the Trustee for cancellation or that any holder has converted.

Section 2.12   Defaulted Interest.

               If the Company fails to make a payment of interest on the Notes, it shall pay such defaulted interest plus any interest payable on the defaulted interest, in any lawful manner. It may pay such defaulted interest, plus any such interest payable on it, to the persons who are holders of Notes on a subsequent special record date. The Company shall fix any such record date and payment date. At least 15 days before any such record date, the Company shall mail or cause to be mailed to Noteholders a notice that states such record date, payment date and amount of such interest to be paid.

Section 2.13   CUSIP Numbers.

               The Company in issuing the Notes may use one or more "CUSIP" numbers, and if so, such CUSIP number(s) shall be included in notices of redemption, repurchase or exchange as a convenience to holders of Notes; provided, however, that any such notice may state that no representation is made as to the correctness or accuracy of any CUSIP number printed in the notice or on the Notes and that reliance may be placed only on the other identification numbers printed on the Notes. The Company will promptly notify the Trustee of any change in the CUSIP number(s).

                                   ARTICLE 3

                                   REDEMPTION

Section 3.1    Notices to Trustee.

               If the Company elects to redeem Notes pursuant to the optional redemption provision of the Notes (Section 5 of the Notes) and Section 3.7 hereof, it shall furnish to the Trustee at least 35 days but not more than 60 days before the redemption date (unless a shorter notice period shall be satisfactory to the Trustee) an Officers' Certificate setting forth (i) the Section of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes (if less than all) to be redeemed and (iv) the redemption price.

Section 3.2    Selection of Notes to Be Redeemed.

               If less than all the Notes are to be redeemed, the Trustee shall select the Notes to be redeemed pro rata, by lot or such other method that the Trustee considers fair and appropriate

(as long as such method complies with the requirements of the principal national securities exchange or national market system on which the Notes are listed, if any). The Trustee shall make the selection not less than 30 days and not more than 60 days before the redemption date from Notes outstanding and not previously called for redemption. The Trustee may select for redemption portions of the principal of Notes that have denominations larger than $1,000. Notes and portions thereof that the Trustee selects shall be in amounts of $1,000 or integral multiples of $1,000. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. The Trustee shall notify the Company promptly upon selection by the Trustee of the Notes or portions of Notes to be called for redemption.

               If any Note selected for partial redemption is converted in part after such selection, the converted portion of such Note shall be deemed (so far as may be) to be the portion to be selected for redemption. The Notes (or portions thereof so selected shall be deemed duly selected for redemption for all purposes hereof, notwithstanding that any such Note is converted in whole or in part before the mailing of the notice of redemption. Upon any redemption of less than all the Notes, the Company and the Trustee may treat as outstanding any Notes surrendered for conversion during the period 15 days next preceding the mailing of a notice of redemption and need not treat as outstanding any Note authenticated and delivered during such period in exchange for the unconverted portion of any Note converted in part during such period.

Section 3.3    Notice of Redemption.

               At least 30 days but not more than 60 days before a redemption date, the Company shall mail a notice of redemption to each holder whose Notes are to be redeemed at such holder's registered address.

               The notice shall identify the Notes to be redeemed and shall state:

               (a) the redemption date;

               (b) the redemption price,

               (c) the amount of accrued interest to be paid to, but excluding, the redemption date;

               (d) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued;

               (e) the name and address of the Paying Agent;

               (f) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

               (g) that interest on Notes called for redemption ceases to accrue on and after the redemption date (unless the Company defaults in the payment of the redemption price);

               (h) the section of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed;

               (i) the aggregate principal amount of Notes (if less than all) that are being redeemed;

               (j) the CUSIP number(s), if any, of the Notes (provided that the disclaimer permitted by Section 2.13 may be made); and

               (k) that Notes called for redemption may be converted at any time prior to the close of business on the last Business Day immediately preceding the redemption date and if not converted prior to the close of business on such date, the right of conversion will be lost.

               Such notice shall also state the current Conversion Price and the date on which the right to convert such Notes or portions thereof into Common Stock of the Company will expire.

               At the Company's request, the Trustee shall give notice of redemption in the Company's name and at the Company's expense.

Section 3.4    Effect of Notice of Redemption.

               Once notice of redemption is mailed, Notes called for redemption become due and payable by the Company on the redemption date at the price set forth in the Note.

Section 3.5    Deposit of Redemption Price.

               On to prior to the redemption date, the Company shall deposit with the Trustee or with the Paying Agent money in immediately available finds sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date unless theretofore converted into Common Stock pursuant to the provisions hereof; provided if such payment is made on the redemption date it must be received by the Trustee or Paying Agent, as the case may be, by 10:00 a.m. New York City time, on such date. Promptly after the redemption date, the Trustee or the Paying Agent shall return to the Company any money not required for that purpose.

               On and after the redemption date, unless the Company shall default in the payment of the redemption price, interest will cease to accrue on the principal amount of the Notes or portions thereof called for redemption and for which funds have been set apart for payment. In the case of Notes or portions thereof redeemed on a redemption date which is also an Interest Payment Date, the interest payment due on such date shall be paid to the person in whose name the Note is registered at the close of business on the relevant Record Date.

Section 3.6    Notes Redeemed in Part.

               Upon surrender of a Note that is redeemed in part, the Company shall issue and the Trustee shall authenticate for the holder at the sole expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

Section 3.7    Redemption by the Company.

               The Notes are redeemable by the Company at any time upon notice as specified below at the option of the Company, in whole, or from time to time, in part, at a redemption price of 100% of the principal amount of each Note (or portion thereof) to be redeemed payable in cash, together with accrued and unpaid interest to, but excluding, the date fixed for redemption payable in cash; provided any semi-annual payment of interest becoming due on the date fixed for redemption shall be payable to the holders of record on the relevant Record Date of the Notes being redeemed. Notwithstanding the foregoing, the Company may not redeem any Notes unless all accrued and unpaid interest has been paid on all outstanding Notes for all interest periods terminating on or prior to the last Interest Payment Date before the date of redemption. Any redemption pursuant to this Section 3.7 shall be made pursuant to the provisions of this
Article 3.

Section 3.8    Conversion Arrangement on Call for Redemption.

               In connection with any redemption of Notes, the Company may arrange for the purchase and conversion of any Notes by an agreement with one or more investment bankers or other purchasers to purchase such Notes by paying to the Trustee in trust for the holders, on or before the date fixed for redemption, an amount not less than the applicable redemption price, together with interest accrued to (but excluding) the date fixed for redemption, of such Notes. Notwithstanding anything to the contrary contained in this Article 3, the obligation of the Company to pay the redemption price of such Notes, together with interest accrued to (but excluding) the date fixed for redemption, shall be deemed to be satisfied and discharged to the extent such amount is so paid by such purchasers. If such an agreement is entered into, a copy of which will be filed with the Trustee prior to the date fixed for redemption, any Notes not duly surrendered for conversion by the holders hereof may, at the option of the Company, be deemed, to the fullest extent permitted by law, acquired by such purchasers from such holders and (notwithstanding anything to the contrary contained in Article 5) surrendered by such purchasers for conversion, all as of immediately prior to the close of business on the date fixed for redemption (and the right to convert any such Notes shall be extended through such time), subject to payment of the above amount as aforesaid. At the direction of the Company, the Trustee shall hold and dispose of any such amount paid to it in the same manner as it would monies deposited with it by the Company for the redemption of Notes. Without the Trustee's prior written consent, no arrangement between the Company and such purchasers for the purchase and conversion of any Notes shall increase or otherwise affect any of the powers, duties, responsibilities or obligations of the Trustee as set forth in this Indenture.

                                   ARTICLE 4

                                   COVENANTS

Section 4.1    Payment of Notes.

               The Company shall pay the principal of, interest and Liquidated Damages (if any) on, the Notes on the dates and in the manner provided in the Notes. Principal and interest and Liquidated Damages, if any, shall be considered paid on the date due if the Paying Agent (other than the Company or a Subsidiary of the Company) holds as of 10:00 a.m. New York City time on that date money designated for and sufficient to pay all principal and interest and Liquidated Damages, if any, then due unless such money is paid to holders of Senior Indebtedness pursuant to Article 6. To the extent lawful, the Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law, to the extent allowed under such Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the rate borne by the Notes, compounded semiannually.

Section 4.2   Maintenance of Office.

              The Company shall maintain in the Borough of Manhattan, The
City of New York, an office or agency (which may be an office or agency of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served, which office or agency shall initially be the office of State Street Bank and Trust Company, N.A., an Affiliate of the Trustee, located at 61 Broadway, 15th Floor, Corporate Trust Window, New York, New York 10006. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Administration Office of the Trustee specified in Section 12.10.

              The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

Section 4.3   SEC Reports.

              (a) Whether or not required by the rules and regulations of the SEC and within the applicable time periods that are (or would be) prescribed thereby, so long as any Notes are outstanding, the Company shall furnish to the Trustee and all holders if requested by the Trustee or such holders (i) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, an audit report thereon by the Company's certified independent accountants and (ii) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports. In addition, whether or not required by the rules and regulations of the SEC, the Company shall file a copy of all such information with the SEC for public availability (unless the SEC will not accept such a filing) and shall promptly make such information available to all prospective investors and Noteholders who request it in writing. The Company shall at all times comply with TIA Section 314(a).

     (b) For so long as any Transfer Restricted Securities (as defined in the Registration Rights Agreement) remain outstanding, the Company shall furnish to all holders or beneficial holders and prospective purchasers of the Notes designated by the holders of Transfer Restricted Securities, promptly upon their written request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Section 4.4   Compliance Certificate.

              The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Company, an Officers' Certificate stating that a review of the activities of the Company and its subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled all of its obligations under, and complied with the covenants and conditions contained in, this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his knowledge the Company has kept, observed, performed and fulfilled each and every covenant, and complied with the covenants and conditions contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which such Officer may have knowledge) and that to the best of such Officer's knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of, interest and Liquidated Damages (if any) on, the Notes are prohibited.

              One of the Officers signing such Officers' Certificate shall be either the Company's principal executive officer, principal financial officer or principal accounting officer.

              The Company will, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon becoming aware of:

              (a) any Default or Event of Default; or

              (b) any event of default under any other indenture or instrument of the Company or any of its Significant Subsidiaries in respect of borrowed money an Officers' Certificate specifying such Default, Event of Default or other default.

Section 4.5   Corporate Existence.

              Subject to Article 7 hereof, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership or other existence of each Significant Subsidiary of the Company in accordance with the respective organizational documents of each Significant Subsidiary and the rights (charter and statutory), licenses and franchises of the Company and its Significant Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any subsidiary, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its subsidiaries taken as a whole and that the loss thereof is not adverse in any material respect to the Noteholders.

Section 4.6   Taxes.

              The Company shall, and shall cause each of its subsidiaries to, pay prior to delinquency all taxes, assessments and governmental levies, except as contested in good faith and by appropriate proceedings and except when the failure to make such payment will not have a material adverse effect on the Company and its subsidiaries taken as a whole or be adverse in any material respect to the Noteholders.

Section 4.7   Change of Control.

              (a) Upon the occurrence of a Change of Control, each holder of Notes shall have the right, in accordance with this Section 4.7, to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such holder's Notes (the "Change of Control Offer") at a cash purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to, but excluding, the Change of Control Payment Date (the "Change of Control Payment").

              (b) The Change of Control Offer shall remain open for a period specified by the Company which shall be no less than 20 Business Days following the delivery of a Change of Control Notice (as defined below) (the "Commencement Date"), except to the extent that a longer period is required by applicable law (the "Tender Period"). The Change of Control Payment Date and the Tender Period may be extended to the extent required by law; however, if so extended, it shall constitute an Event of Default if the Change of Control Payment Date does not occur within 90 days of the Change of Control. Upon the expiration of the Tender Period (the "Change of Control Payment Date"), the Company shall purchase the principal amount of Notes required to be purchased pursuant to this Section 4.7 (the "Offer Amount").

              (c) If the Change of Control Payment Date is on or after a Record Date and on or before the related Interest Payment Date, any accrued interest will be paid to the person in whose name a Note is registered at the close of business on such Record Date, and no additional interest will be payable to Noteholders who tender Notes pursuant to the Change of Control Offer.

              (d) The Company shall provide the Trustee with notice of the Change of Control Offer at least 10 days before the Commencement Date.

              (e) Within 30 days following any Change of Control, the Company or the Trustee (at the expense of the Company) shall send, by first-class mail, a notice (the "Change of Control Notice") to each of the Noteholders, which shall govern the terms of the Change of Control Offer and shall state:

                    (i) that the Change of Control Offer is being made pursuant to this Section 4.7 hereof and the Tender Period;

                    (ii) the Offer Amount, the Change of Control Payment (as
              determined in accordance with this Section 4.7), the Change of Control Payment Date, and that all Notes tendered will be accepted for payment;

                    (iii) that Noteholders electing to have a Note or portion
              thereof purchased pursuant to any Change of Control Offer will be required to surrender the Note, with the form entitled "Option of Noteholder To Elect Purchase" on the reverse of the Note completed, to the Company, a depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice prior to the close of business on the Change of Control Payment Date;

                    (iv) that Noteholders will be entitled to withdraw their election if the Company, depositary or Paying Agent, as the case may be, receives, not later than the close of business on the Business Day preceding the Change of Control Payment Date, or such longer period as may be required by law, a letter or a telegram, telex, facsimile transmission (receipt of which is confirmed and promptly followed by a letter) setting forth the name of the Noteholder, the principal amount of the Note or portion thereof the Noteholder delivered for purchase and a statement that such Noteholder is withdrawing his election to have the Note or portion thereof purchased;

                    (v) that any Note or portion thereof not tendered or accepted for payment will continue to accrue interest;

                    (vi) that, unless the Company defaults in the payment of the Change of Control Payment, any Note or portion thereof accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date; and

                    (vii) that Noteholders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof.

              The Change of Control Notice shall contain all instructions and materials necessary to enable such Noteholders to tender Notes pursuant to the Change of Control Offer. In order to exercise its rights under this Section 4.7, the beneficial holder must follow the Depositary's applicable procedures; provided, however, that in the event of any conflict between the terms of such procedures and the terms of this Indenture or the Notes, such terms of this Indenture or the Notes, as the case may be, shall prevail.

              (f) On or prior to the Change of Control Payment Date, the Company shall irrevocably deposit with the Trustee or a Paying Agent in immediately available funds an amount equal to the Offer Amount to be held for payment in accordance with the terms of this Section; provided if such payment is made on the Change of Control Payment Date it must be received by the Trustee or Paying Agent, as the case may be by 10:00 a.m. New York City time, on such date. On the Change of Control Payment Date, the Company shall, to the extent lawful, (i) accept for payment the Notes or portions thereof tendered pursuant to the Change of Control Offer, (ii) deliver or cause the depositary or Paying Agent to deliver to the Trustee Notes so accepted and (iii) deliver to the Trustee an Officers' Certificate stating such Notes or portions thereof have been accepted for payment by the Company in accordance with the terms of this Section 4.7. The depositary, the Paying Agent or the Company, as the case may be, shall promptly (but in any case not later than 10 calendar days after the Change of Control Payment Date) mail or deliver to each tendering Noteholder an amount equal to the purchase price of the Notes tendered by such Noteholder, and the Trustee shall promptly authenticate and mail or deliver to such Noteholders a new Note equal in principal amount to any unpurchased portion of the Note surrendered. Any Notes not so accepted shall be promptly mailed or delivered by or on behalf of the Company to the holder thereof.

              The Company will publicly announce in a newspaper of general circulation the results of the Change of Control Offer on, or as soon as practicable after, the Change of Control Payment Date.

              (g) The Change of Control Offer shall be made by the Company in compliance with all applicable provisions of the Exchange Act, and all applicable tender offer rules promulgated thereunder.

Section 4.8   Stay, Extension and Usury Laws.

              The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture, including, without limitation, the payment of the Notes; and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.9   Liquidated Damages.

              If Liquidated Damages are payable by the Company pursuant to the Registration Rights Agreement, the Company shall deliver to the Trustee a certificate to that effect stating (i) the amount of such Liquidated Damages that are payable and (ii) the date on which such damages are payable. Unless and until a Trust Officer of the Trustee receives such a certificate, the Trustee may assume without inquiry that no Liquidated Damages are payable. If the Company has paid Liquidated Damages directly to the persons entitled to them, the Company shall deliver to the Trustee a certificate setting forth the particulars of such payment.

                                   ARTICLE 5

                                   CONVERSION

Section 5.1   Conversion Privilege of Holders.

              Subject to and upon compliance with the provisions of this
Article 5 applicable thereto, the holder of any Note shall have the right, at its option, at any time on or prior to the close of business on the Business Day prior to the Maturity Date (or, if such Note or portion thereof is called for redemption pursuant to Article 3 or designated for conversion at the option of the Company pursuant to Section 5.3, then in respect of such Note or portion thereof, on or prior to the close of business on the Business Day immediately preceding the date fixed for redemption or conversion, as the case may be, unless the Company shall default in payment due upon redemption thereof or issuance of the Common Stock issuable upon conversion thereof, as the case may be, in which case such conversion right will terminate at the close of business on the date such default is cured), to convert the principal amount of such Note, or any portion of such principal amount which is $1,000 or an integral multiple thereof, into that number of fully paid and nonassessable whole shares of Common Stock as is obtained by dividing the principal amount of such Note or such portion thereof to be converted by the Conversion Price in effect at such time and by surrender of the Note so to be converted in whole or in part, such surrender to be made in the manner provided in Section 5.2. A Note in respect of which a holder has exercised its option to require repurchase upon a Change of Control pursuant to Section 4.7 may be converted only if such holder withdraws such election to exercise in accordance with Section 4.7. In case a holder thereof exercises its right to require the Company to repurchase the Note, such conversion right in respect of the Note, or portion thereof, shall expire at the close of business on the Business Day prior to the Change of Control Payment Date unless the Company defaults in making the payment due upon repurchase.

Section 5.2   Manner of Exercise of Holder's Conversion Privilege.

              (a) In order to exercise the conversion privilege, the holder of any Note to be converted in whole or in part shall surrender such Note, duly endorsed or assigned to the Company or in blank, at any of the offices or agencies to be maintained for such purpose by the Company pursuant to Section 4.2, accompanied by the funds, if any, required by Section 5.5(c), and shall give irrevocable written notice of conversion in the form provided on the Notes (or such other notice as is acceptable to the Company) to the Company (a "Conversion Notice") at such office or agency that the holder elects to convert such Note or the portion thereof specified in said notice. Such Conversion Notice shall also state the name or names, together with the address or addresses, in which the certificate or certificates for shares of Common Stock which shall be issuable in such conversion shall be issued. Each Note surrendered for conversion shall, unless the shares issuable on conversion are to be issued in the same name as the name in which such Note is registered, be accompanied by instruments of transfer, in form satisfactory to the Company, duly executed by the holder or his duly authorized attorney and an amount sufficient to pay any transfer or similar tax payable in connection with issuance of such shares.

              (b) In order to exercise the conversion privilege with respect to any interest in a Note in global form, the beneficial holder must complete the appropriate instruction form for conversion pursuant to the Depositary's book-entry conversion program and follow the other procedures set forth in such program; provided, however, that in the event of any conflict between the terms of such program or procedures and the terms of this Indenture or the Notes, such terms of this Indenture or the Notes, as the case may be, shall prevail.

Section 5.3   Company's Right to Effect Automatic Conversion.

              Subject to and upon compliance with the applicable provisions of this Article 5 applicable thereto, the Company shall have the right, at its option on any date that is both (a) on or after January 1, 2003, and (b) within a period of 30 consecutive Trading Days during which the Daily Market Price has exceeded 150% of the Conversion Price in effect for each of at least five consecutive or nonconsecutive Trading Days during such period to convert (any such conversion being an "Automatic Conversion") the principal amount of any Note, or any portion of such principal amount which is $1,000 or an integral multiple thereof, into that number of fully paid and nonassessable whole shares of Common Stock as is obtained by dividing the principal amount of such Note or such portion thereof to be converted by the Conversion Price in effect at such time; provided, however, that the Company shall not be entitled to effect an Automatic Conversion unless (i) the Shelf Registration Statement shall have become effective on or prior to the Automatic Conversion Date for such Automatic Conversion (unless the Common Stock issuable in such Automatic Conversion no longer comprises Transfer Restricted Securities) and (ii) the Daily Market Price exceeds the Conversion Price in effect on the Trading Day immediately preceding the date on which the Automatic Conversion Notice pertaining to such Automatic Conversion is sent as provided in Section 5.4.

Section 5.4     Exercise of Automatic Conversion Right by the Company.

                In order to effect an Automatic Conversion, the Company shall give to the holder of each Note to be so converted a notice (an "Automatic Conversion Notice"). Such Automatic Conversion Notice shall state:

                        (i) the date on which the Note(s) identified in the Automatic Conversion Notice will be converted (the "Automatic Conversion Date");

                        (ii) the CUSIP or other comparable number or numbers of such Notes;

                        (iii) the place or places where such Notes are to be surrendered for exchange for the shares of Common Stock to be issued upon conversion thereof; and

                        (iv) the Conversion Price at which such Automatic Conversion is to be effected.

                If the Company elects to effect an Automatic Conversion in respect of fewer than all the Notes, the Automatic Conversion Notices relating to such Automatic Conversion collectively shall identify the Notes to be converted. In case any Note is to be converted in part only, the Automatic Conversion Notice relating thereto shall state the portion of the principal amount thereof to be converted and shall state that on and after the date fixed for conversion, upon surrender of such Note, a new Note or Notes in principal amount equal to the portion thereof not converted will be issued. In case the Company elects to effect an Automatic Conversion in respect of any portion of the Notes evidenced by a Note in global form, the beneficial interests in such
Note in global form to be subject to such Automatic Conversion shall be selected by the Depositary in accordance with the applicable standing procedures of the Depositary's book-entry conversion program, and in connection with such Automatic Conversion the Depositary shall arrange in accordance with such procedures for appropriate endorsements and transfer documents, if required by the Company or the Trustee or Conversion Agent, and payment of any transfer or similar taxes payable in connection with the issuance of shares in such Automatic Conversion.

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

               The Company or, at the request and expense of the Company, the Trustee, shall send to each holder of Notes to be converted in an Automatic Conversion, in the manner specified in Section 12.2, an Automatic Conversion Notice in respect thereof not more than 15 days but not less than 3 days prior to the Automatic Conversion Date for such Automatic Conversion. Such Automatic Conversion Notice shall be mailed by first class mail and, if mailed in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the holder receives such notice. In any case, failure to give such notice or any defect in the notice to the holder of any Note designated for Automatic Conversion in whole or in part shall not affect the validity of the proceedings for the Automatic Conversion of any such Note. The Company shall also deliver a copy of each Automatic Conversion Notice given by it to the Trustee.

Section 5.5    Issuance of Common Stock Upon Conversion.

               (a) As promptly as practicable after (i) satisfaction of the requirements for conversion set forth in Section 5.2, in the case of any conversion of a Note (or portion thereof) at the option of the holder thereof pursuant to Section 5.1, and (ii) surrender, at an office or agency maintained by the Company pursuant to Section 4.2, of (A) the Note or Notes to be converted in whole or in part for exchange for the shares of Common Stock issuable upon Automatic Conversion thereof, which shall, unless the shares issuable on such Automatic Conversion are to be issued in the same name as the registration of such Note, be duly endorsed by, or be accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the holder or his duly authorized attorney, together with (B)(1) a notice stating the name or names (with address) in which the certificate or certificates for shares of Common Stock which shall be issuable on such Automatic Conversion are to be issued and
(2) any documents required pursuant to the last sentence of the penultimate paragraph of Section 5.4, in the case of any Automatic Conversion of a Note (or portion thereof), and in either event, subject to compliance with any restrictions on transfer if shares issuable on conversion are to be issued in a name other than that of the Noteholder (as if such transfer were a transfer of the Note or Notes (or portion thereof) so converted) and to payment of any transfer taxes payable in connection with the issuance of shares issuable on conversion, the Company shall issue and deliver, at the office or agency maintained by the Company for such purpose pursuant to Section 4.2, to such holder, or on his written order, a certificate or certificates for the number of whole shares of Common Stock issuable upon the conversion of such Note or portion thereof in accordance with the provisions of this Article 5 and a check or cash in respect of any fractional interest in a share of Common Stock arising upon such conversion, as provided in Section 5.6. In case any Note of a denomination greater than $1,000 shall be surrendered for partial conversion, the Company shall execute and the Trustee shall register or cause to be registered and shall authenticate and deliver to or upon the order of the holder of the Note so surrendered at the expense of the Company, a new Note or Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Note.

               (b) Each conversion shall be deemed to have been effected (i) as to any such Note (or portion thereof) surrendered for conversion at the option of the holder thereof pursuant to Section 5.1, on the date on which the requirements set forth above in Section 5.2 have been satisfied as to such Note (or portion thereof), and (ii) as to any Note (or portion thereof) in respect of which the Company has effected an Automatic Conversion at the option of the

Company pursuant to Section 5.3, on the Automatic Conversion Date specified in the Automatic Conversion Notice in respect of such Automatic Conversion, whether or not the holder surrenders the Note to be converted in whole or in part in such Automatic Conversion or furnishes any of the other documents or payment required under clause (ii) of the first sentence of Section 5.5(a), and in each case the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion (or, in the case of any Note, or portion thereof, in respect of which the Company has effected an Automatic Conversion and in connection with which the holder has failed to furnish any document or payment required under the first sentence of Section 5.5(a), the Person who is the registered holder of such Note on the Automatic Conversion Date specified in the Automatic Conversion Notice in respect of such Automatic Conversion) shall be deemed to have become the holder or holders of record of the shares represented thereby at such time on such date and such conversion shall be at the Conversion Price in effect at such time on such date.

                (c) Any Note or portion thereof surrendered for conversion upon exercise of the holder's right of conversion pursuant to Section 5.1 after the close of business on a Record Date for payment of interest and prior to the opening of business on the next succeeding Interest Payment Date shall be accompanied by payment, in funds acceptable to the Company, of an amount equal to the interest thereon that is to be paid on such Interest Payment Date on the principal amount being converted (unless any such Note or portion thereof being converted shall have been called for redemption on a redemption date occurring between the close of business on such Record Date and the opening of business on such Interest Payment Date, in which case no such payment shall be required); provided, however, that no such payment need be made if there shall exist at the time of conversion a default in the payment of interest on the Notes. An amount equal to such payment shall be paid by the Company on such interest Payment Date to the holder of such Notes at the close of business on such Record Date; provided, however, that, if the Company shall default in the payment of interest on such Interest Payment Date, such amount shall be paid to the Person who made such required payment. Except as provided for above in this Section 5.5(c), no payments or adjustments shall be made upon conversion on account of accrued interest any Note converted or for any dividends or distributions on any shares of Common Stock delivered upon the conversion of such Notes as provided in this Article.

                (d) Upon the conversion of a Note in global form, the Trustee, or the Custodian at the direction of the Trustee, shall make a notation on such
Note in global form as to the reduction in the principal amount represented thereby.

                (e) All shares of Common Stock delivered upon conversion of Notes that bear the Restricted Securities Legend shall, if required by the Company upon written notice to the Trustee, bear restrictive legends substantially in the form of the legends required to be set forth on the Notes hereunder and shall be subject to the restrictions on transfer provided in such Restricted Securities Legend. Neither the Trustee nor any Conversion Agent shall have any responsibility for the inclusion or content of any such Restricted Securities Legends on such Common Stock; provided, however, that the Trustee or any Conversion Agent shall have provided, to the Company or to the Company's transfer agent for such Common Stock, prior to or concurrently with a request to the Company to deliver such Common Stock, written notice that the Notes delivered for conversion are subject to restrictions on transfer.

Section 5.6     Cash Payments in Lieu of Fractional Shares.

                No fractional shares or scrip representing fractions of shares of Common Stock shall be issued upon conversion of the Notes. If more than one Note shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate principal amount of the Notes, or specified portions thereof to be converted, so surrendered. Instead of any fractional interest in a share of Common Stock which would otherwise be deliverable upon the conversion of any Note or Notes, the Company shall pay to the holder of such Note an amount in cash (computed to the nearest cent) equal to the Daily Market Price thereof at the close of business on the Business Day next preceding the day of conversion multiplied by the fractional interest (expressed as a percentage) that otherwise would have been deliverable to such holder upon such conversion of the Notes. The Company shall determine the Daily Market Price and give written notice of it to the Trustee, on which written notice the Trustee may rely without inquiry. In no event shall the Trustee be required (i) to determine or verify the Daily Market Price or (ii) to distribute cash-in-lieu payments pursuant to this Section 5.6 until it shall have received from the Company the necessary cash in immediately available funds.

Section 5.7     Adjustment of Conversion Price.

                The Conversion Price shall be adjusted from time to time by the Company as follows:

                (a) In case the Company, after the date of this Indenture, shall
(i) pay a dividend or make a distribution on its Common Stock in shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares, (iii) combine its outstanding shares of Common Stock into a smaller number of shares, or (iv) issue by reclassification of its Common Stock any shares of Capital Stock of the Company, the Conversion Price in effect immediately prior to such action shall be adjusted so that the holder of any Note thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock or other Capital Stock of the Company that it would have owned or been entitled to receive immediately following such action had such Note been converted immediately prior to the occurrence of such event. An adjustment made pursuant to this subsection (a) shall become effective immediately after the record date, in the case of a dividend or distribution, or immediately after the effective date, in the case of a subdivision, combination or reclassification. If, as a result of an adjustment made pursuant to this subsection (a), the holder of any Note thereafter surrendered for conversion shall become entitled to receive shares of two or more classes of Capital Stock or shares of Common Stock and other Capital Stock of the Company, the Board of Directors (whose determination shall be conclusive and shall be described in a statement filed by the Company with the Trustee and with any Conversion Agent as soon as practicable) shall determine the allocation of the adjusted Conversion Price between or among shares of such classes of Capital Stock or shares of Common Stock and other Capital Stock.

                (b) In case the Company, after the date of this Indenture, shall issue rights, warrants or options to all or substantially all holders of its outstanding shares of Common Stock entitling them (for a period expiring within 45 days after the date fixed for determination for shareholders entitled to receive such rights, warrants or options) to subscribe for or purchase shares of Common Stock (or securities convertible into Common Stock) at a price per share less than the current market price per share (as determined pursuant to subsection (h) of this Section 5.7) of the Common Stock, the Conversion Price in effect immediately prior thereto shall be adjusted so that it shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the date of issuance of such rights, warrants or options by a fraction of which the numerator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights, warrants or options (immediately prior to such issuance), plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so offered for subscription or purchase (or the aggregate conversion price of the convertible securities so offered for subscription or purchase) would purchase at such current market price, and of which the denominator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights, warrants or options (immediately prior to such issuance) plus the number of additional shares of Common Stock so offered for subscription or purchase (or into which the convertible securities so offered for subscription or purchase are convertible). Such adjustment shall be made successively whenever any such rights, warrants or options are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights, warrants or options. In determining whether any rights, warrants or options entitle the holders to subscribe for or purchase shares of Common Stock (or securities convertible into Common Stock) at less than such current market price, and in determining the aggregate offering price of such shares of Common Stock (or conversion price of such convertible securities), there shall be taken into account any consideration received by the Company for such rights, warrants or options (and for such convertible securities), the value of such consideration, if other than cash, to be determined by the Board of Directors (whose determination shall be conclusive and shall be described in a certificate filed with the Trustee and with any Conversion Agent by the Company as soon as practicable). If at the end of the period during which such warrants, rights or options are exercisable not all such warrants, rights or options shall have been exercised, the adjusted Conversion Price shall be immediately readjusted to what it would have been based on the number of additional shares of Common Stock actually issued (or the number of shares of Common Stock issuable upon conversion of convertible securities actually issued).

                (c) In case the Company, after the date of this Indenture, shall distribute to all or substantially all holders of its outstanding Common Stock any shares of Capital Stock (other than Common Stock) evidences of its indebtedness or assets (excluding dividends payable exclusively in cash and any issuance of Capital Stock pursuant to reclassifications for which adjustment is required pursuant to subsection (a) of this Section 5.7) or rights, warrants or options to subscribe for or purchase Capital Stock of the Company (excluding those referred to in subsection (b) of this Section 5.7) entitling them to subscribe for or purchase Capital Stock at a price per share less than the fair market value of such Capital Stock (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution), then in each such case the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the record date of such distribution by a fraction of which the numerator shall be the current market price per share (as determined pursuant to subsection (h) of this Section 5.7) of the Common Stock less the fair market value on such record date (as determined by the Board of Directors, whose determination shall be conclusive and shall be described in a certificate filed with the Trustee and with any Conversion Agent by the Company as soon as practicable) of the portion of the Capital Stock or the evidences of indebtedness or the assets so distributed to the holder of one share of Common Stock or of such subscription rights, warrants or options applicable to one share of Common Stock and of which the denominator shall be such current market price per share of Common Stock. Such adjustment shall become effective immediately after the record date for the determination of stockholders entitled to receive such distribution. If at the end of the period during which warrants, rights or options described in this subsection (c) are exercisable not all such warrants, rights or options shall have been exercised, the adjusted Conversion Price shall be immediately readjusted to what it would have been based on the number of warrants, rights or options actually exercised. Notwithstanding the foregoing, in the event that the fair market value of the Capital Stock, evidences of indebtedness, assets, subscription rights, warrants or options so distributed exceeds the current market price per share of Common Stock, or such current market price exceeds such fair market value by less than $0.10 per share, the Company may, in lieu of making an adjustment in the Conversion Price pursuant to this subsection (c), make adequate provision so that each Noteholder who converts such Note after the record date for such distribution will be entitled to receive upon such conversion, in addition to shares of Common Stock, the amount of Capital Stock, evidences of indebtedness, assets, subscription rights, warrants or options such Noteholder would have received had such Note been converted immediately prior to the record date for such distribution.

                (d) Notwithstanding anything in subsection (b) or (c) of this
Section 5.7 to the contrary, with respect to any rights, warrants or options covered by subsection (b) or (c) of this Section 5.7, if such rights, warrants or options are only exercisable upon the occurrence of certain triggering events, then for purposes of this Section 5.7 such rights, warrants or options shall not be deemed issued or distributed, and any adjustment to the Conversion Price required by subsection (b) or (c) of this Section 5.7 shall not be made until such triggering events occur and such rights, warrants or options become exercisable.

                (e) In case the Company, after the date of this Indenture, shall
(i) issue shares of its Common Stock (excluding those issuances referred to in subsection (a) or (b) to this Section 5.7) at a price per share less than the current market price per share (as determined pursuant to subsection (h) of this Section 5.7) on the date the Company fixes the offering price of such additional shares or (ii) issue any options, warrants or other securities convertible into or exchangeable or exercisable for Common Stock (such options, warrants or other securities being collectively referred to herein as "Equity Interests") for a consideration per share of Common Stock initially deliverable upon conversion, exchange or exercise of such securities less than the current market price per share (as determined pursuant to subsection (h) of this Section 5.7) then, in either case, the Conversion Price shall be reduced immediately thereafter so that it shall equal the price determined by multiplying such Conversion Price in effect immediately prior thereto by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so offered, or, in the case of clause (ii) above, the aggregate consideration for the issuance of such Equity Interests, would purchase at the current market price and the denominator shall be the number of shares of Common Stock that would be outstanding immediately after the issuance of such additional shares, or, in the case of clause (ii) above, such number of outstanding shares plus the maximum number of shares of Common Stock deliverable upon conversion or in exchange for or upon exercise of such Equity Interests at the initial conversion, exchange or exercise price. Such adjustment shall be made successively whenever such an issuance is made.

               This subsection (e) does not apply to:

                    (i)   any transaction described in subsections (a), (b) or
(c) of this Section 5.7; or

                    (ii) the issuance of the Notes or the issuance of Common Stock upon conversion of the Notes, or

                    (iii) the issuance of Common Stock upon (i) the exercise of any Equity Interests issued after the date of the Indenture, to the extent that any required adjustment to the Conversion Price has been made pursuant to this subsection (e); (ii) the issuance of Common Stock pursuant to the exercise of any Equity Interest outstanding on the date of this issuance, or pursuant to any contract or other arrangement described in the Offering Memorandum; or

                    (iv) any Common Stock or Equity Interests issued to the Company's (or any Subsidiary's) employees, consultants or directors pursuant to any plan or agreement approved by either the stockholders of the Company or a majority of the Company's independent directors; or

                    (v) the issuance of any Common Stock or Equity Interests in any bona fide underwritten public offering.

               (f) In case the Company, after the date of this Indenture, shall, by dividend or otherwise, at any time distribute to all holders of its Common Stock cash (including any cash that is distributed as part of a distribution referred to in subsection (c) of this Section) in an aggregate amount that, together with (i) the aggregate amount of any other distributions to all holders of its Common Stock made exclusively in cash within the 12 months preceding the date fixed for determining the stockholders entitled to such distribution and in respect of which no Conversion Price adjustment pursuant to this subsection (f) has been made and (ii) the aggregate of any cash plus the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution), as of such date of determination, of consideration payable in respect of any tender offer by the Company or a subsidiary for all or any portion of the Common Stock consummated within 12 months preceding the date fixed for determining the stockholders entitled to such distribution and in respect of which no Conversion Price adjustment pursuant to subsection (g) of this Section has been made, exceeds 15% of the product of the current market price per share (determined as provided in subsection (h) of this Section) on the date fixed for the determination of stockholders entitled to receive such distribution times the number of shares of Common Stock outstanding on such date, the Conversion Price shall be reduced by multiplying such Conversion Price by a fraction of which the numerator shall be the current market price per share (determined as provided in subsection (h) of this Section) on the date fixed for such determination less the amount of cash so distributed during such period applicable to one share of Common Stock and the denominator shall be such current market price, such reduction to become effective immediately prior to the opening of business on the date after the date fixed for such determination. Notwithstanding the foregoing, in the event that the amount of cash and the fair market value of such consideration so distributed exceeds the current market price per share of Common Stock, or such current market price exceeds such fair market value by less than $0.10 per share, the Company may, in lieu of making an adjustment in the Conversion Price pursuant to this subsection (f), make adequate provision so that each Noteholder who converts such Note after the record date for such distribution will be entitled to receive upon such conversion, in addition to shares of Common Stock, the amount of cash or other consideration such Noteholder would have received had such Note been converted immediately prior to the record date for such distribution.

               (g) In case a tender offer made by the Company or any subsidiary, after the date of this Indenture, for all or any portion of the Common Stock shall be consummated and such tender offer shall involve an aggregate consideration having a fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) as of the last time (the "Expiration Time") that tenders may be made pursuant to such tender offer (as it may be amended) that, together with (i) aggregate of the cash plus the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution), as of the consummation of such tender offer, of other consideration paid or payable in respect of any tender offer by the Company or a subsidiary for all or any portion of the Common Stock consummated within the 12 months preceding the consummation of such tender offer and in respect of which no Conversion Price adjustment pursuant to this subsection (g) has been made and
(ii) the aggregate amount of any distributions to all holders of Common Stock made exclusively in cash within the 12 months preceding the consummation of such tender offer and in respect of which no Conversion Price adjustment pursuant to subsection (f) of this Section has. been made, exceeds 15% of the product of the current market price per share (determined as provided in subsection (h) of this Section) immediately prior to the Expiration Time times the number of shares of Common Stock outstanding (including any tendered shares) at the Expiration Time, the Conversion Price shall be reduced by multiplying the Conversion Price in effect immediately prior to the Expiration Time by a fraction of which the numerator shall be (i) the product of the current market price per share (determined as provided in subsection (h) of this Section) immediately prior to the Expiration Time times the number of shares of Common Stock outstanding (including any tendered shares) at the Expiration Time minus (ii) the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders upon consummation of such tender offer (the shares accepted for payment in the tender offer being referred to as the "Purchased Shares") and the denominator shall be the product of (x) such current market price per share times (y) such number of outstanding shares at the Expiration Time minus the number of Purchased Shares, such reduction to become effective immediately prior to the opening of business on the day following the Expiration Time; provided, if the number of Purchased Shares or the aggregate consideration payable therefor have not been finally determined by such opening of business, the adjustment required by this subsection (g) shall, pending such final determination, be made based upon the preliminary announced results of such tender offer, and, after such final determination shall have been made, the adjustment required by this subsection (g) shall be made based upon the number of Purchased Shares and the aggregate consideration payable therefor as so finally determined.

               (h) For the purpose of any computation under subsections (b) through (g) of this Section 5.7, the current market price per share of Common Stock on any date shall be deemed to be the average of the Daily Market Prices for the shorter of (i) 30 consecutive Business Days ending on the last full trading day on the exchange or market referred to in determining such Daily Market Prices prior to the Time of Determination or (ii) the period commencing on the date next succeeding the first public announcement of the issuance of such rights or warrants or such distribution through such last full trading day prior to the Time of Determination.

               (i) In any case in which this Section 5.7 shall require that an adjustment be made immediately following a record date or an effective date, the Company may elect to defer (but only until five business days following the filing by the Company with the Trustee and any Conversion Agent of the certificate required by subsection (k) of this Section 5.7) issuing to the holder of any Note converted after such record date or effective date the shares of Common Stock issuable upon such conversion over and above the shares of Common Stock issuable upon such conversion on the basis of the Conversion Price prior to adjustment, and paying to such holder any amount of cash in lieu of a fractional share.

               (j) No adjustment in the Conversion Price shall be required to be made unless such adjustment would require an increase or decrease of at least 1% in such price; provided, however, that any adjustments which by reason of this subsection (j) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section
5.7 shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be. No adjustment to the Conversion Price need be made if only the par value of the Common Stock is changed (including any change to no par value Common Stock). To the extent that the Notes become convertible into cash, no adjustment need be made thereafter as to such cash and interest will not accrue on such cash. Anything in this Section 5.7 to the contrary notwithstanding, the Company shall be entitled to make such reduction in the Conversion Price, in addition to those required by this Section 5.7, as it in its discretion shall determine to be advisable in order that any stock dividend, subdivision of shares, distribution of rights to purchase stock or securities, or distribution of securities convertible into or exchangeable for stock hereafter made by the Company to its stockholders shall not be taxable to the recipients.

               (k) Whenever the Conversion Price is adjusted as herein provided,
(i) the Company shall promptly file with the Trustee and any Conversion Agent other than the Trustee a certificate signed by the President, any Vice President or the Treasurer of the Company setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment and the manner of computing the same, which certificate shall be conclusive evidence of the correctness of such adjustment, and (ii) a notice stating that the Conversion Price has been adjusted and setting forth the adjusted Conversion Price shall forthwith be given by the Company to the holders of Notes in the manner provided in Section 12.2. The Company may correct any previous certificate and notice given pursuant to this subsection (k) by (i) promptly filing with the Trustee and any Conversion Agent other than the Trustee a new certificate in the form required by this subsection (k) and (ii) giving a new notice to the holders of Notes in the form and manner required by this subsection (k). Such new certificate and notice shall state that such certificate and notice are being provided to correct the previous certificate and notice. Except as otherwise provided in Section 9.1, neither the Trustee nor any Conversion Agent shall be under any duty or responsibility with respect to the certificate required by this subsection (k) except to exhibit the same to any holder of Notes who requests to inspect it. Unless and until the Trustee or any Conversion Agent shall receive such certificate, it shall not be deemed to have knowledge of any adjustment of the Conversion Price, and may assume, without inquiry, that the last Conversion Price of which it has knowledge remains in effect. The certificate required by this subsection (k) shall be filed at each office or agency maintained for the purposes of conversion of Notes pursuant to Section 2.3.

               (l) In the event that at any time, as a result of an adjustment made pursuant to subsection (a) of this Section 5.7, the holder of any Note thereafter surrendered for conversion shall become entitled to receive any shares of the Company other than shares of Common Stock, thereafter the Conversion Price of such other shares so receivable upon conversion of any Note shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in this Article 5 and the other provisions of this Article 5 applicable to Common Stock shall apply to such other shares.

               (m) For purposes of any computation respecting consideration received pursuant to subsection (e) of this Section 5.7, the following shall apply:

                    (1) in the case of the issuance of shares of Common Stock for cash, the consideration shall be the amount of such cash, provided in no case shall any deduction be made for any commissions, discounts or other expenses incurred by the Company for any underwriting of the issue or otherwise in connection therewith,

                    (2) in the case of the issuance of shares of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof (irrespective of the accounting treatment thereof) as determined in good faith by the Board of Directors; and

                    (3) in the case of the issuance of Equity Interests, the aggregate consideration received therefor shall be deemed to be the consideration received by the Company for the issuance of such Equity Interests plus the additional minimum consideration, if any, to be received by the Company upon the conversion, exchange or exercise thereof (the consideration in each case to be determined in the same manner as provided in clauses (1) and (2) of this subsection).

Section 5.8    Notice to Holders Prior to Certain Corporate Actions.

               In case:

               (a) the Company shall take any action that would require an adjustment in the Conversion Price pursuant to Section 5.7(c); or

               (b) the Company shall authorize the granting to the holders of all or substantially all of its Common Stock rights, warrants or options to subscribe for or purchase any shares of stock of any class or of any other rights; or

               (c) there shall be any reorganization or reclassification of the Common Stock (other than a subdivision or combination of the outstanding Common Stock and other than a change in the par value of the Common Stock), or any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or any conveyance, transfer, sale or lease of the Company's properties and assets as, or substantially as, an entirety; or

               (d) the Company takes any action which would require a supplemental indenture pursuant to Section 5.12; or

               (e) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

               then the Company shall cause to be filed with the Trustee and any Conversion Agent, and shall cause to be given to the holders of Notes, in the manner provided in Section 12.2, as promptly as possible, but in, any event at least 10 days prior to the applicable date hereinafter specified, a notice stating (i) the date on which a record is to be taken for the purpose of such dividend, or distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such distribution or rights are to be determined, or (ii) the date on which such reorganization, reclassification, consolidation, merger, conveyance, transfer, sale, lease, dissolution, liquidation or winding up is expected to become effective or occur, and, if applicable, the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, transfer, sale, lease, liquidation or winding up. Failure to give such notice or any defect therein shall not affect the legality or validity of the proceedings described in subsection (a), (b), (c) or (d) of this Section 5.7.

Section 5.9    Reservation of Shares of Common Stock.

               The Company shall at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued shares of Common Stock or its issued shares of Common Stock held in its treasury, or both, for the purpose of effecting conversions of Notes, the full number of shares of Common Stock deliverable upon the conversion of all outstanding Notes not theretofore converted.

               Before taking any action that would cause an adjustment reducing the Conversion Price below the then par value (if any) of the shares of Common Stock deliverable upon conversion of the Notes, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Conversion Price.

Section 5.10   Taxes upon Conversion.

               The Company shall pay any and all documentary, stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock on conversions of Notes pursuant hereto; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock in a name other than that of the holder of the Note or Notes to be converted and no such issue or delivery shall be made unless and until the Person requesting such issue or delivery has paid to the Company the amount of any such tax or has established to the satisfaction of the Company that such tax has been paid. The Company may make such reductions in the Conversion Price, in addition to those required by Section 5.4
(a), (b), (c), (d), (e), (f) or (g) as the Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

Section 5.11   Covenants as to Common Stock.

               The Company covenants that all shares of Common Stock which may be delivered upon conversions of Notes will upon delivery be duly and validly issued and fully paid and nonassessable, free of all liens, encumbrances and charges and not subject to any preemptive rights. Shares of Common Stock issuable upon conversion of a Transfer Restricted Security shall bear such restrictive legends as the Company shall provide in accordance with applicable law. If shares of Common Stock are to be issued upon conversion of a Transfer Restricted Security and they are to be registered in a name other than that of the holder of such Transfer Restricted Security, then the person in whose name such shares of Common Stock are to be registered must deliver to the Trustee a certificate satisfactory to the Company and signed by such person as to compliance with the restrictions on transfer contained in such restrictive legends.

               The Company further covenants that, for so long as the Common Stock shall be listed on the NSM or any national securities exchange, the Company will, if permitted by the rules of NSM or such national securities exchange, list and keep listed all Common Stock issuable upon conversion of the Notes.

Section 5.12   Consolidation or Merger or Sale of Assets.

               Notwithstanding any other provision herein to the contrary, in case of any consolidation or merger to which the Company is a party (other than a merger or consolidation which does not result in any reclassification, conversion, exchange or cancellation of the outstanding shares of Common Stock of the Company), or in case of any conveyance, transfer, sale or lease to another corporation of the properties and assets of the Company as, or substantially as, an entirety, the corporation formed by such consolidation, or the corporation whose securities, cash or other property will immediately after the merger or consolidation be owned, by virtue of the merger or consolidation, by the holders of Common Stock of the Company immediately prior to the merger or the corporation which shall have acquired such properties and assets of the Company, as the case may be, shall promptly execute and deliver to the Trustee a supplemental indenture providing that the holder of each Security then outstanding shall have the right thereafter to convert such Note, during the period such Note is convertible as specified in this Article 5, into the kind and amount of securities, cash or other property receivable upon such consolidation, merger, conveyance, transfer, sale or lease by a holder of the number of shares of Common Stock into which such Note might have been converted immediately prior to such consolidation, merger, conveyance, transfer, sale or lease, assuming such holder of Common Stock (i) is not a Person with which the Company consolidated or into which the Company merged or was merged or to which such conveyance, transfer, sale or lease was made or an Affiliate of such Person and (ii) did not exercise statutory rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon such consolidation, merger, conveyance, transfer, sale or lease (provided that, if the kind or amount of securities, cash or other property receivable upon such consolidation, merger, conveyance, transfer, sale or lease is not the same for each share of Common Stock in respect of which such rights of election shall not have been exercised ("non-electing share"), then for the purposes of this Section 5.12 the kind and amount of securities, cash or other property receivable upon such consolidation, merger, conveyance, transfer, sale or lease for each non-electing share shall be deemed to be the kind and amount so receivable per share by the holders of a plurality of the non-electing shares). Such supplemental indenture shall provide for adjustments which, for events subsequent to the effective date of such supplemental indenture, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 5 in relation to any shares of stock or other securities or property thereafter deliverable on the conversion of the Notes. If, in the case of any such consolidation, merger, conveyance, transfer, sale or lease, the securities or property receivable thereupon by a holder of shares of Common Stock include securities or property of a Person other than the successor to the Company or acquirer of the Company's properties and assets, as the case may be, in such consolidation, merger, conveyance, transfer, sale or lease, then such supplemental indenture shall also be executed by such other Person and shall contain such additional provisions to protect the interests of the holders of the Notes as the Board of Directors shall reasonably consider necessary by reason of the foregoing, including to the extent practicable the provisions providing for the repurchase rights upon a Change of Control set forth in Section 4.7 and changes to the defined terms "Common Stock" and "Company" and provisions applicable in respect of such terms to accommodate bifurcation of provisions applicable in respect of the issuer of the Notes and such issuer's rights and obligations thereunder, on the one hand, and provisions applicable in respect of the property into which the Notes are convertible and the issuer or furnisher of such property, on the other hand.

               The above provisions of this Section 5.12 shall similarly apply to successive consolidations, mergers, conveyances, transfers, sales or leases.

               The Company shall give notice of the execution of such a supplemental indenture to the holders of Notes in the manner provided in Section
12.2 within 30 days after the execution thereof, provided, however, that such notice need not be given if such information has been provided prospectively in the notice given pursuant to Section 5.5. Failure to give such notice, or any defects therein, shall not affect the legality or validity of any such supplemental indenture or any transaction contemplated in this Section 5.12.

Section 5.13   Disclaimer of Responsibility for Certain Matters.

               Neither the Trustee nor any Conversion Agent shall at any time be under any duty or responsibility to any holder of Notes to determine whether any facts exist which may require any adjustment of the Conversion Price, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. Neither the Trustee nor any Conversion Agent shall be accountable with respect to the listing or registration referred to in Section 5.11 or the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities, cash or other property, which may at any time be issued or delivered upon the conversion of any Note; and neither the Trustee nor any Conversion Agent makes any representation with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common

Stock or stock certificates or other securities or property or to make any cash payment upon the surrender of any Note for the purpose of conversion or, subject to the provisions of Section 9.1, to comply with any of the covenants of the Company contained in this Article 5.

Section 5.14   Cancellation of Converted Notes.

               All Notes delivered for conversion shall be delivered to the Trustee to be cancelled by or at the direction of the Trustee, which shall dispose of the same as provided in Section 2.11.

Section 5.15   Voluntary Reduction.

               The Company from time to time may reduce the Conversion Price by any amount for any period of time if the period is at least 20 days or such longer period as may be required by law and if the reduction is irrevocable during such period; provided the Company shall give 15 days' prior notice to the Trustee and each holder of Notes of such decrease and the Board of Directors has made a determination that such decrease would be in the best interests of the Company, which determination shall be conclusive.

                                   ARTICLE 6

                                 SUBORDINATION

Section 6.1    Agreement to Subordinate.

               The Company agrees, and each holder of Notes by accepting a Note agrees, that the indebtedness evidenced by the Note is subordinated in right of payment, to the extent and in the manner provided in this Article 6, to the prior payment in full of all Senior Indebtedness (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed), and that the subordination is for the benefit of the holders of Senior Indebtedness.

Section 6.2    Liquidation; Dissolution; Bankruptcy.

               Upon any distribution to creditors of the Company in a liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, in an assignment for the benefit of creditors or any marshalling of the Company's assets and liabilities:

                    (i) holders of Senior Indebtedness shall be entitled to receive payment in full of all Obligations due in respect of such Senior Indebtedness in cash or U.S. Government Obligations or other payment satisfactory to the holders of the Senior Indebtedness before holders of Notes shall be entitled to receive any payment with respect to the Notes; and

                    (ii) until all Senior Indebtedness then due and payable is paid in full in cash or U.S. Government Obligations or other payment satisfactory to the holders of the Senior Indebtedness, any distribution to which holders of Notes would be entitled but for this Article 6 shall be made to holders of Senior Indebtedness, as their interests may appear.

Section 6.3    Default on Senior Indebtedness.

               The Company may not make any payment or distribution to the Trustee, any Paying Agent or any holder of Notes in respect of Obligations with respect to the Notes and may not acquire from the Trustee or any holder of Notes any Notes until all Senior Indebtedness has been paid in full in cash or U.S. Government Obligations or other payment satisfactory to the holders of the Senior Indebtedness if-

                    (i) a default in the payment of any principal of, premium, if any, interest, rent or other Obligations in respect of Senior Indebtedness occurs and is continuing beyond any applicable grace period in the agreement, indenture or other document governing such Senior Indebtedness; or

                    (ii) a default, other than a payment default, on Designated
               Senior Indebtedness occurs and is continuing that then permits holders of such Designated Senior Indebtedness to accelerate its maturity and the Trustee receives a notice of the default (a "Payment Blockage Notice") from the Company or a Representative or holder of Designated Senior Indebtedness.

               If the Trustee receives any Payment Blockage Notice pursuant to this Section 6.3, no subsequent Payment Blockage Notice shall be effective for purposes of such Section unless and until (i) at least 365 days shall have elapsed since the effectiveness of the immediately prior Payment Blockage Notice and (ii) all scheduled payments of principal, premium, if any, and interest on the Notes that have come due have been paid in full in cash. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice.

               The Company may and shall resume payments on and distributions in respect of the Notes and may acquire them upon the earlier of

                    (i) the date upon which the default is cured or waived or ceases to exist, or

                    (ii) in the case of a default referred to Section 6.3(ii) hereof, 179 days pass after notice is received if the maturity of such Designated Senior Indebtedness has not been accelerated, if this Article otherwise permits the payment, distribution or acquisition at the time of such payment, distribution or acquisition.

Section 6.4    Acceleration of Notes.

               In the event of the acceleration of the Notes because of an Event of Default, the Company may not make any payment or distribution to the Trustee or any holder of Notes in respect of Obligations with respect to Notes and may not acquire or purchase any Notes from the Trustee or any holder of Notes until all Senior Indebtedness then due and payable has been paid in full in cash or U.S. Government Obligations or other payment satisfactory to the holders of Senior Indebtedness or such acceleration is rescinded in accordance with the terms of this Indenture. If payment of the Notes is accelerated because of an Event of Default, the Company shall promptly notify holders of Senior Indebtedness of the acceleration.

Section 6.5    When Distribution Must Be Paid Over.

               In the event the Company shall have made distributions of assets of the Company of any kind for any Obligations with respect to the Notes to the Trustee, Paying Agent or directly to any holder of Notes whether in cash, property or securities, including without limitation by way of set-off or otherwise, at a time when such payment or distribution is prohibited by this Indenture, such payment shall be held by the Trustee, Paying Agent or such holder, in trust for the benefit of, and shall be paid forthwith over and delivered, to the extent necessary to make payment in full of any Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness; provided the foregoing shall apply to the Trustee and any Paying Agent only if the Trustee or such Paying Agent has actual knowledge (as determined in accordance with Section 6.11) that such payment or distribution is prohibited by this Indenture.

               With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Article 6, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness, and shall not be liable to any such holders if the Trustee shall pay over or distribute to or on behalf of holders of Notes or the Company or any other person money or assets to which any holders of Senior Indebtedness shall be entitled by virtue of this
Article 6, except if such payment is made as a result of the willful misconduct or gross negligence of the Trustee.

Section 6.6    Notice by Company.

               The Company shall promptly notify the Trustee of any facts known to the Company that would cause a payment of any Obligations with respect to the Notes or the purchase of any Notes by the Company to violate this Article, but failure to give such notice shall not affect the subordination of the Notes to the Senior Indebtedness as provided in this Article.

Section 6.7    Subrogation.

               After all Senior Indebtedness is paid in full and until the Notes are paid in full, holders of Notes shall be subrogated (equally and ratably with all other indebtedness pari passu with the Notes) to the rights of holders of Senior Indebtedness to receive distributions applicable to Senior Indebtedness to the extent that distributions otherwise payable to the holders of Notes have been applied to the payment of Senior Indebtedness. A distribution made under this Article to holders of Senior Indebtedness that otherwise would have been made to holders of Notes is not, as between the Company and holders of Notes, a payment by the Company on the Notes.

Section 6.8    Relative Rights.

               This Article defines the relative rights of holders of Notes and holders of Senior Indebtedness. Nothing in this Indenture shall:

               (a) impair, as between the Company and holders of Notes, the obligation of the Company, which is absolute and unconditional, to pay principal of, and interest and Liquidated Damages (if any) on, the Notes in accordance with their terms;

               (b) affect the relative rights of holders of Notes and creditors (other than with respect to Senior Indebtedness) of the Company other than their rights in relation to holders of Senior Indebtedness; or

               (c) prevent the Trustee or any holder of Notes from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and owners of Senior Indebtedness to receive distributions and payments otherwise payable to holders of Notes.

               If the Company fails because of this Article to pay principal of, or interest or Liquidated Damages (if any) on, a Note on the due date, the failure is still a Default or Event of Default.

Section 6.9    Subordination May Not Be Impaired by Company.

               No right of any holder of Senior Indebtedness to enforce the subordination of the indebtedness evidenced by the Notes shall be impaired by any act or failure to act by the Company or any holder of Notes or by the failure of the Company or any such holder to comply with this Indenture.

Section 6.10   Distribution or Notice to Representative.

               Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness, the distribution may be made and the notice given to their Representative.

               Upon any payment or distribution of assets of the Company referred to in this Article 6, the Trustee and the holders of Notes shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Representative or of the liquidating trustee or agent or other person making any distribution to the Trustee or to the holders of Notes for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 6.

Section 6.11   Rights of Trustee and Paying Agent.

               Notwithstanding the provisions of this Article 6 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee (other than pursuant to Section 6.5), and the Trustee may continue to make payments on the Notes, unless the Trustee shall have received at least two Business Days prior to the date of such payment or distribution written notice directing that such payment or distribution not be made and setting forth the facts that would cause such payment or distribution with respect to the Notes to violate this Article. Only the Company or a Representative may give the notice.

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               Nothing in this Article 6 shall impair the claims of, or payments to, the Trustee under or pursuant to Section 9.7 hereof.

               The Trustee in its individual or any other capacity may hold Senior Indebtedness with the same rights it would have if it were not Trustee. Any Agent may do the same with like fights.

Section 6.12   Authorization to Effect Subordination.

               Each holder of a Note by the holder's acceptance thereof authorizes and directs the Trustee on the holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article 6, and appoints the Trustee to act as the holder's attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in
Section 6.2 hereof at least 30 days before the expiration of the time to file such claim, the holders of any Senior Indebtedness or their Representatives are hereby authorized to file an appropriate claim for and on behalf of the holders of the Notes.

Section 6.13   Article Applicable to Paving Agents.

               In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article 6 shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article in addition to or in place of the Trustee; provided, however, that the second and third paragraphs of Section 6.11 shall not apply to the Company or any subsidiary of the Company if it or such subsidiary acts as Paying Agent.

Section 6.14   Senior Indebtedness Entitled to Rely.

               The holders of Senior Indebtedness shall have the right to rely upon this Article 6, and no amendment or modification of the provisions contained herein shall diminish the rights of such holders unless such holders shall have agreed in writing thereto.

Section 6.15   Certain Conversions Not Deemed Payment.

               For purposes of this Article 6 only, (1) the issuance and delivery of junior securities upon conversion of Notes in accordance with
Article 6 shall not be deemed to constitute a payment or distribution on account of the principal of, premium, if any, or interest (including Liquidated Damages, if any) on Notes or on account of the purchase or other acquisition of Notes, and (2) the payment, issuance or delivery of cash (except in satisfaction of fractional shares pursuant to Section 5.5), property or securities (other than junior securities) upon conversion of a Note shall be deemed to constitute payment on account of the principal of, premium, if any, or interest (including Liquidated Damages, if any) on such Note. For the purposes of this Section 6.15, the term "junior securities" means (a) shares of any stock of any class of the Company or (b) securities of the Company that are subordinated in right of payment to all Senior Indebtedness that may be outstanding at the time of issuance or delivery of such securities to substantially the same extent as, or to a greater extent than, the Notes are so subordinated as provided in this Article. Nothing contained in this Article 6 or elsewhere in this Indenture or in the Notes is intended to or shall impair, as among the Company, its creditors (other than holders of Senior Indebtedness) and the Noteholders, the right, which is absolute and unconditional, of the holder of any Note to convert such Note in accordance with Article 5.

                                    ARTICLE 7

                                   SUCCESSORS

Section 7.1    Merger; Consolidation or Sale of Assets.

               The Company may not consolidate or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, another corporation, person or entity unless:

               (a) the Company is the surviving corporation or the entity or the person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia;

               (b) the entity or person formed by or surviving any such consolidation or merger (if other than the Company) or the entity or person to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made expressly assumes all the Obligations of the Company, pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee, under the Notes and this Indenture;

               (c) immediately after such transaction no Default or Event of Default exists; and

               (d) the Company or such person shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this provision of this Indenture and that all conditions precedent in this Indenture relating to such transaction have been satisfied.

Section 7.2    Successor Corporation Substituted.

               Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 7.1 hereof the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor person has been named as the Company herein; and the Company shall be released from its obligations under this Indenture and the Securities, except as to any obligation that arises from or as a result of such transaction.

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Section 7.3    Purchase Option on Change of Control.

               This Article 7 does not affect the obligations of the Company (including without limitation any successor to the Company) under Section 4.7.

                                    ARTICLE 8

                              DEFAULTS AND REMEDIES

Section 8.1    Events of Default.

               An "Event of Default" occurs if

               (a) the Company defaults in the payment of interest or Liquidated Damages, if any on any Note when the same becomes due and payable and the Default continues for a period of 30 days after the date due and payable; or

               (b) the Company defaults in the payment of the principal of any Note when the same becomes due and payable at maturity, upon redemption or otherwise; or

               (c) the Company fails to observe or perform any covenant or agreement contained in Section 4.7; or

               (d) the Company fails to observe or perform any other covenant or agreement contained in this Indenture or the Notes required by any of them to be performed and the Default continues for a period of 60 days after notice from the Trustee to the Company or from the holders of a majority in aggregate principal amount of the outstanding Notes to the Company and the Trustee stating that such notice is a "Notice of Default"; or

               (e) there is a default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any indebtedness for money borrowed by the Company or any of its Subsidiaries (or the payment of which is guaranteed by the Company or any of its Subsidiaries), whether such indebtedness or guarantee now exists or is created after the Issuance Date, which default (i) is caused by a failure to pay when due principal of or interest on such indebtedness within the grace period provided for in such indebtedness (which failure continues beyond any applicable grace period) (a "Payment Default") or (ii) results in the acceleration of such indebtedness prior to its express maturity and, in each case, the principal amount of any such indebtedness, together with the principal amount of any other such indebtedness under which there is a Payment Default or the maturity of which has been so accelerated, aggregates $15 million or more, and such indebtedness is not discharged or such Payment Default is not cured or waived, or such acceleration is not rescinded or annulled, within a period of 30 days after there shall have been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the holders of at least 25% in principal amount of the Notes then outstanding a written notice specifying such default and requiring the Company to cause such indebtedness to be discharged or cause such Payment Default to be cured or waived or such acceleration to be rescinded or annulled and stating that such notice is a "Notice of Default" hereunder; or

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

               (f) a final judgment or judgments for the payment of money are entered by a court or courts of competent jurisdiction against the Company or any Subsidiary of the Company which remains undischarged for a period (during which such judgment (s) shall not be bonded or execution shall not be effectively stayed) of 60 days, provided the aggregate of all such judgments which are not fully insured by a reputable insurance company exceeds $15 million; or

               (g) the Company or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law; (i) commences a voluntary case, (ii) consents to the entry of an order for relief against it in an involuntary case in which it is the debtor, (iii) consents to the appointment of a Bankruptcy Custodian of it or for all or substantially all of its property, (iv) makes a general assignment for the benefit of its creditors, or (v) generally is unable to pay its debts as the same become due; or

               (h) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (1) is for relief against the Company or any Significant Subsidiary in an involuntary case, (ii) appoints a Bankruptcy Custodian of the Company or any Significant Subsidiary or for all or substantially all of its property, or (iii) orders the liquidation of the Company or any Significant Subsidiary, and the order or decree remains unstayed and in effect for 60 days.

               The term "Bankruptcy Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law. The term "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

Section 8.2    Acceleration.

               If an Event of Default (other than an Event of Default specified in clauses (g) and (h) of Section 8.1 hereof with respect to the Company) occurs and is continuing, the Trustee by notice to the Company, or the Noteholders of at least 25% in principal amount of the then outstanding Notes by notice to the Company and the Trustee, may declare all the Notes to be due and payable. Upon such declaration, the principal of, premium, if any, and interest and Liquidated Damages, if any, on the Notes shall be due and payable immediately. If an Event of Default specified in clause (g) or (h) of Section 8.1 hereof occurs with respect to the Company, such an amount shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Noteholder. The Noteholders of a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration.

Section 8.3    Other Remedies.

               If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of, or interest or Liquidated Damages (if any) on, the Notes or to enforce the performance of any provision of the Notes or this Indenture.

               The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or

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

any Noteholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 8.4    Waiver of Past Defaults.

               The holders of a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may waive an existing Default or Event of Default and its consequences except a continuing Default or Event of Default in the payment of the principal of, or interest or Liquidated Damages (if any) on, any Note (other than the non-payment of principal of the Notes which has become due solely by virtue of an acceleration which has been duly rescinded as provided above), or in respect of a covenant or provision of this Indenture which cannot be modified or amended without the consent of all holders of Notes. When a Default or Event of Default is waived, it is cured and ceases; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 8.5    Control by Majority.

               The holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, is unduly prejudicial to the rights of other Noteholders, or would involve the Trustee in personal liability.

Section 8.6    Limitation on Suits.

               A Noteholder may pursue a remedy with respect to this Indenture or the Notes only if

               (a) the Noteholder gives to the Trustee notice of a continuing Event of Default;

               (b) the Noteholders of at least 25% in principal amount of the then outstanding Notes make a request to the Trustee to pursue the remedy;

               (c) such Noteholder or Noteholders offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

               (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

               (e) during such 60-day period the Noteholders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

               A Noteholder may not use this Indenture to prejudice the rights of another Noteholder or to obtain a preference or priority over another Noteholder.

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

Section 8.7    Rights of Noteholders to Receive Payment.

               Subject to the provisions of Article 6 hereof, the right of any Noteholder of a Note to receive payment of principal of, and interest and Liquidated Damages (if any) on, the Note, on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Noteholder made pursuant to this Section.

Section 8.8    Collection Suit by Trustee.

               If an Event of Default specified in Section 8.1(a) or Section 8.1(b) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, and interest and Liquidated Damages (if any) on, on the Notes remaining unpaid and, to the extent lawful, interest on overdue principal and interest and Liquidated Damages, if any, and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 8.9    Trustee May File Proofs of Claim.

               The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Noteholders allowed in any judicial proceedings relative to the Company, its creditors or its property. Nothing contained herein shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Noteholder thereof, or to authorize the Trustee to vote in respect of the claim of any Noteholder in any such proceeding.

Section 8.10   Priorities.

               If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

                     First: to the Trustee for all amounts due under Section 9.7 hereof,

                     Second: to the holders of Senior Indebtedness to the extent required by Article 6;

                     Third: to Noteholders for amounts due and unpaid on the Notes for principal and interest and Liquidated Damages, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest and Liquidated Damages, if any, respectively; and

                     Fourth: to the Company.

               The Trustee may fix a record date and payment date for any payment to Noteholders made pursuant to this Section.

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Section 8.11   Undertaking for Costs.

               In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a holder pursuant to Section 8.7 hereof, or a suit by Noteholders of more than 10% in principal amount of the then outstanding Notes.

                                    ARTICLE 9

                                   THE TRUSTEE

Section 9.1    Duties of Trustee.

               (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

               (b) Except during the continuance of an Event of Default of which the Trustee has been charged with knowledge pursuant to Section 9.2(e): (i) the Trustee need perform only those duties that are specifically set forth in this Indenture and no others and (ii) the Trustee may in good faith conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

               (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that: (i) this paragraph does not limit the effect of paragraph (b) of this Section 9.1; (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts and (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section
8.5 hereof.

               (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 9.1.

               (e) The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability or expense.

               (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

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Section 9.2    Rights of Trustee.

               (a) The Trustee may rely, and shall be protected in acting or refraining from acting, on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

               (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel, or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel.

               (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed by the Trustee with due care.

               (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

               (e) The Trustee shall not be charged with knowledge of any Event of Default under subsection (c), (d), (e), (f), (g) or (h) of Section 8.1 unless either (1) a Trust Officer assigned to Corporate Trust Administration shall have actual knowledge thereof, or (2) the Trustee shall have received notice thereof in accordance with Section 12.2 hereof from the Company or any holder.

               (f) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

Section 9.3    Individual Rights of Trustee.

               Subject to Section 9.10 and Section 9.11 hereof, the Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or an Affiliate of the Company with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

Section 9.4    Trustee's Disclaimer.

               The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes, and it shall not be responsible (i) for any statement of the Company in the Indenture or any statement in the Notes other than its authentication or (ii) for compliance by the Company with the Registration Rights Agreement.

Section 9.5    Notice of Defaults.

               If a Default or Event of Default occurs and is continuing and if the Trustee is charged with knowledge thereof pursuant to Section 9.2(e), the Trustee shall mail to Noteholders

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

a notice of the Default or Event of Default within 60 days after it occurs. Except in the case of a Default or Event of Default in payment on any Note, the Trustee may withhold the notice if and so long as the Trustee in good faith determines that withholding the notice is in the interests of Noteholders.

Section 9.6    Reports by Trustee to Noteholders.

               Within 60 days after the reporting date stated in Section 12.10, the Trustee shall mail to Noteholders a brief report dated as of such reporting date that complies with TIA Section 313(a) if and to the extent required by such
Section 313(a). The Trustee also shall comply with TIA Section 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

               A copy of each report at the time of its mailing to Noteholders shall be filed with the SEC and each stock exchange or securities market on which the Notes are listed. The Company shall timely notify the Trustee when the Notes are listed or quoted on any stock exchange or securities market.

Section 9.7    Compensation and Indemnity.

               The Company shall pay to the Trustee from time to time compensation for its services hereunder in accordance with a written agreement between the Company and the Trustee. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances incurred or made by it. Such disbursements and expenses may include the reasonable disbursements, compensation and expenses of the Trustee's agents and counsel.

               The Company shall indemnify the Trustee against any loss, liability or reasonable expense incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture and the trusts hereunder, including the reasonable costs and expenses of defending itself against or investigating any claim of liability in the premises, except as. set forth in the next paragraph. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim with counsel designated by the Company, who may be outside counsel to the Company but shall in all events be reasonably satisfactory to the Trustee, and the Trustee shall cooperate in the defense. In addition, the Trustee may retain separate counsel and, if the Trustee shall have been advised by such counsel that there may be one or more legal defenses available to the Trustee which are different from or in addition to those available to the Company and which the counsel designated by the Company would be precluded from asserting or that the Trustee has one or more interests that conflict with those of the Company, the Company shall pay the reasonable fees and expenses of such separate counsel. The indemnification herein extends to any settlement, provided the Company will not be liable for any settlement made without its consent, provided, further, that such consent will not be unreasonably withheld.

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

               The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through its negligence, lack of good faith or willful misconduct.

               The obligations of the Company under this Section 9.7 shall survive the satisfaction and discharge of this Indenture.

               When the Trustee incurs expenses or renders services after an Event of Default specified in Section 8.1(g) or Section 8.1(h) occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

Section 9.8    Replacement of Trustee.

               A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

               The Trustee may resign by so notifying the Company. The holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company. The Company may remove the Trustee if.

               (a) the Trustee fails to comply with Section 9.10 hereof, unless the Trustee's duty to resign is stayed as provided in TIA Section 310(b);

               (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

               (c) a Custodian or public officer takes charge of the Trustee or its property; or

               (d) the Trustee becomes incapable of acting.

               If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Noteholders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

               If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Noteholders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

               If the Trustee fails to comply with Section 9.10 hereof, unless the Trustee's duty to resign is stayed as provided in TIA Section 310(b), any Noteholder who has been a bona fide holder of a Note for at least six months may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

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

               A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Noteholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee. Notwithstanding replacement of the Trustee pursuant to this Section 9.8, the Company's obligations under Section 9.7 hereof shall continue for the benefit of the retiring trustee with respect to expenses and liabilities incurred by it prior to such replacement.

Section 9.9    Successor Trustee by Merger, Etc.

               If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business (including the trust created by this Indenture) to, another corporation, the successor corporation without any further act shall be the successor Trustee.

Section 9.10   Eligibility Disqualification.

               This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee or its parent shall always have a combined capital and surplus as stated in Section 12.10 hereof. The Trustee is subject to TIA Section 310(b).

Section 9.11   Preferential Collection of Claims Against Company.

               The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                                   ARTICLE 10

                             DISCHARGE OF INDENTURE

Section 10.1   Termination of Company's Obligations.

               This Indenture shall cease to be of further effect (except that the Company's obligations under Section 9.7 and Section 10.2 hereof shall survive) when all outstanding Notes theretofore authenticated and issued have been delivered to the Trustee for cancellation and the Company has paid all sums payable hereunder.

               Thereupon, the Trustee upon request of the Company, shall acknowledge in writing the discharge of the Company's obligations under this Indenture, except for those surviving obligations specified above.

Section 10.2   Repayment to Company.

               The Trustee and the Paying Agent shall promptly pay to the Company upon request any excess money or securities held by them at any time.

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

               Upon the earlier of (i) two years after the date upon which such payment shall have become due and (ii) such money would escheat to the state, the Trustee and the Paying Agent shall pay to the Company any money held by them for the payment of principal of, or interest or Liquidated Damages (if any) on, the Notes; provided, however, that the Company shall have first caused notice of such payment to the Company to be mailed to each Noteholder entitled thereto no less than 30 days prior to such payment, if practicable. After payment to the Company, the Trustee and the Paying Agent shall have no further liability with respect to such money and Noteholders entitled to the money must look to the company for payment as general creditors unless any applicable abandoned property law designates another person.

                                   ARTICLE 11

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 11.1   Without Consent of Noteholders.

               The Company and the Trustee may amend or supplement this Indenture or the Notes without the consent of any Noteholder:

               (a) to cure any ambiguity, defect or inconsistency in a manner not adverse to the interests of any Noteholder;

               (b) to comply with Section 5.12 and Section 7.1 hereof,

               (c) to provide for uncertificated Notes in addition to certificated Notes;

               (d) to make any change that does not adversely affect the interests hereunder of any Noteholder;

               (e) to make any changes to or add to the covenants of the Company for the benefit of the holders of Notes; or

               (f) to qualify this Indenture under the TIA or to comply with the requirements of the SEC in order to maintain the qualification of the Indenture under the TIA.

Section 11.2   With Consent of Noteholders.

               Subject to Section 8.7 hereof, the Company and the Trustee may amend or supplement this Indenture or the Notes with the written consent (including consents obtained in connection with any tender offer) of the Noteholders of at least a majority in principal amount of the then outstanding Notes. Subject to Section 8.4 and Section 8.7 hereof, the Noteholders of a majority in principal amount of the Notes then outstanding may also waive compliance in a particular instance by the Company with any provision of this Indenture or the Notes. However, without the consent of each Noteholder affected, an amendment, supplement or waiver under this Section may not:

               (a) reduce the principal amount of Notes whose holders must consent to an amendment, supplement or waiver;

               (b) reduce the rate of or change the time for payment of interest on any Note;

               (c) reduce the principal of or change the fixed maturity of any Note or alter the redemption provisions of Sections 5 and 6 of the Notes or alter the repurchase provisions of Section 7 of the Notes.

               (d) make any Note payable in money other than that stated in the Note;

               (e) make any change in Section 8.4, Section 8.7 or Section 11.2 hereof (including this sentence);

               (f) waive a default in the payment of the principal of, or interest or Liquidated Damages (if any) on, any Note (except a rescission of acceleration of the Notes by the holders of at least a majority in aggregate principal amount of the outstanding Notes and a waiver of the payment default that resulted from such acceleration);

               (g) waive a redemption payment or repurchase payment payable on any Note; or

               (h) make any change in Article 5 and Article 6 hereof that adversely affects the interests of the Noteholders.

               To secure a consent of the Noteholders under this Section 11.2, it shall not be necessary for the Noteholders to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

               Neither the Company nor any of its Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any holder of Notes or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid or agreed to be paid to all holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

               After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to Noteholders a notice briefly describing the amendment or waiver.

Section 11.3   Compliance with Trust Indenture Act.

               Every amendment to this Indenture or the Notes shall be set forth in a supplemental indenture that complies with the TIA as then in effect.

Section 11.4   Revocation and Effect of Consents.

               Until an amendment, supplement or waiver becomes effective, a consent to it by a Noteholder of a Note is a continuing consent by the Noteholder and every subsequent Noteholder of a Note or portion of a Note that evidences the same debt as the consenting Noteholder's Note, even if notation of the consent is not made on any Note. However, any such Noteholder or subsequent Noteholder may revoke the consent as to such Noteholder's Note or portion of a
Note if the Trustee receives the notice of revocation before the date on which the Trustee receives an

Officers' Certificate certifying that the Noteholders of the requisite principal amount of Notes have consented to the amendment, supplement or waiver.

               The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Noteholders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then notwithstanding the provisions of the immediately preceding paragraph, those persons who were Noteholders at such record date (or their duly designated proxies), and only those persons, shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such persons continue to be Noteholders after such record date. No consent shall be valid or effective for more than 90 days after such record date unless consents from Noteholders of the principal amount of Notes required hereunder for such amendment or waiver to be effective shall have also been given and not revoked within such 90-day period.

               After an amendment, supplement or waiver becomes effective it shall bind every Noteholder, unless it is of the type described in any of clauses (a) through (h) of Section 11.2 hereof. In such case, the amendment or waiver shall bind each Noteholder who has consented to it and every subsequent Noteholder that evidences the same debt as the consenting Noteholder's Note.

Section 11.5   Notation on or Exchange of Notes.

               The Trustee may place an appropriate notation about an amendment or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue, and the Trustee shall authenticate, new Notes that reflect the amendment or waiver.

Section 11.6   Trustee Protected.

               The Trustee shall sign all supplemental indentures, except that the Trustee may, but need not, sign any supplemental indenture that adversely affects its rights.

                                   ARTICLE 12

                                  MISCELLANEOUS

Section 12.1   Trust Indenture Act Controls.

               If any provision of this Indenture limits, qualifies, or conflicts with another provision which is automatically deemed to be incorporated in this Indenture by the TIA, the incorporated provision shall control.

Section 12.2   Notices.

               Any notice or communication by the Company or the Trustee to the other is duly given if in writing and delivered in person or mailed by first-class mail with postage prepaid (registered or certified, return receipt requested) to the other's address stated in Section 12.10 hereof. The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

               Any notice or communication to a Noteholder shall be mailed by first-class mail, with postage prepaid, to his address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its validity or sufficiency with respect to other Noteholders.

               If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it. Notwithstanding the foregoing, notices to the Trustee shall be effective only upon receipt.

               If the Company mails a notice or communication to Noteholders, it shall mail a copy to the Trustee and each Agent at the same time.

               All other notices or communications shall be in writing.

               In case by reason of the suspension of regular mail service, or by reason of any other cause, it shall be impossible to mail any notice as required by the Indenture, then such method of notification as shall be made with the approval of the Trustee shall constitute a sufficient mailing of such notice.

Section 12.3   Communication by Noteholders with Other Noteholders.

               Noteholders may communicate pursuant to TIA Section 312(b) with other Noteholders with respect to their rights under this Indenture or the Notes. The Company, the Trustee and the Registrar shall have the protection of TIA Section 312(c).

Section 12.4   Certificate and Opinion as to Conditions Precedent.

               Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

               (a) an Officers' Certificate, in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.5), stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

               (b) an Opinion of Counsel, in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.5), stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 12.5   Statements Required in Certificate or Opinion.

               Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than pursuant to Section 4.3) shall include:

               (a) a statement that the person signing such certificate or rendering such opinion has read such covenant or condition;

               (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based,

               (c) a statement that, in the opinion of such person, such person has made such examination or investigation as is necessary to enable such person to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

               (d) a statement as to whether or not, in the opinion of such person, such condition or covenant has been satisfied.

Section 12.6   Rules by Trustee and Agents.

               The Trustee may make reasonable rules for action by, or a meeting of, Noteholders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 12.7   Legal Holidays.

               A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions in the State of New York or the place of payment are not required to be open. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If any other operative date for purposes of this Indenture shall occur on a Legal Holiday then for all purposes the next succeeding day that is not a Legal Holiday shall be such operative date.

Section 12.8   No Recourse Against Others.

               No director, officer, employee or shareholder, as such, of the Company shall have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Noteholder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

Section 12.9   Counterparts.

               This Indenture may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

Section 12.10  Other Provisions.

               The Company initially appoints the Trustee as Paying Agent, Registrar, Conversion Agent and authenticating agent, as provided in Section 2.2.

               The first certificate pursuant to Section 4.3 hereof shall be for the fiscal year ending on December 31, 2002.

               The reporting date for Section 9.6 hereof is May 15 of each year. The first reporting date is May 15, 2003.

               The Trustee (or, if it is a subsidiary of a bank holding company, its parent) shall always have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.

               The Company's address is:

                    P-Com, Inc.
                    3175 South Winchester Boulevard
                    Campbell, California 95008
                    Telephone: (408) 866-3666
                    Facsimile: (408) 866-3678

               with a copy to Company's counsel:

                    LaDawn Naegle, Esq.
                    Bryan Cave LLP
                    700 Thirteenth Street, N.W.
                    Washington, D.C. 20005-3960
                    Telephone: (202) 508-6045
                    Facsimile: (202) 508-6200

               The Trustee's address is:

                    State Street Bank and Trust Company of California, N.A. 633 West 5/th/ Street, 12/th/ Floor
                    Los Angeles, California 90071
                    Attention: Corporate Trust Administration - P-Com, Inc.
                               7% Convertible Subordinated Notes due 2005
                    Telephone: (213) 362-7373
                    Facsimile: (213) 362-7357

               with a copy to Trustee's counsel:

                    Daniel Putnam Brown, Jr.
                    Shipman & Goodwin LLP
                    One American Row
                    Hartford, Connecticut 06103-2819
                    Telephone: (860) 251-5919
                    Facsimile: (860) 251-5999

Section 12.11  Governing Law.

               THE INTERNAL LAWS OF THE STATE OF NEW YORK SHALL GOVERN THIS INDENTURE AND THE NOTES.

Section 12.12  No Adverse Interpretation of Other Agreements.

               This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or an Affiliate. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 12.13  Successors.

               All agreements of the Company in this Indenture and the Notes shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

Section 12.14  Severability.

               In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 12.15  Table of Contents, Headings, Etc.

               The Table of Contents, Cross-Reference Table, and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

               IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.

                                      P-COM, INC.


                                      By: /s/ George P. Roberts
                                          --------------------------------------
                                      Name:  George P. Roberts
                                      Title: Chairman & Chief Executive Officer


                                      STATE STREET BANK AND TRUST COMPANY OF
                                      CALIFORNIA, N.A.,
                                      as Trustee


                                      By: /s/ Mark Henson
                                          --------------------------------------
                                      Name: Mark Henson
                                      Title: Vice President

                                                                       EXHIBIT A

                             [FORM OF FACE OF NOTE]

                           [Global Securities Legend]

          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO P-COM, INC. (THE "COMPANY") OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

          TRANSFERS OF THIS NOTE IN GLOBAL FORM SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS NOTE IN GLOBAL FORM SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

                         [Restricted Securities Legend]

          THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY AND ANY SHARES OF COMMON STOCK ISSUED UPON CONVERSION HEREOF MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (a) SUCH SECURITY AND ANY SHARES OF COMMON STOCK ISSUED UPON CONVERSION HEREOF MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)(a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE, AS REGISTRAR FOR THE NOTES (OR IN THE CASE OF THE COMMON STOCK, THE TRANSFER AGENT FOR THE COMMON STOCK (THE "TRANSFER

AGENT")), A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THE NOTES (OR THE COMMON STOCK, AS THE CASE MAY BE) (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE FOR THE NOTES OR THE TRANSFER AGENT FOR THE COMMON STOCK), (c) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (d) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT OR (e) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), (2) TO THE COMPANY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OR ANY COMMON STOCK ISSUED UPON CONVERSION HEREOF OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE.

                                                           CUSIP No. 693262 AD 9
                                                        [ISIN No. _____________]
No. _____                                                            $22,390,000

                                   P-COM, INC.

                    7% CONVERTIBLE SUBORDINATED NOTE DUE 2005

          P-Com, Inc., a Delaware corporation (the "Company"), promises to pay to CEDE & Co., as designee of The Depository Trust Company, or registered assigns, the principal sum of $22,390,000 [(or such lesser or greater amounts as indicated on Schedule A hereof)]1 on November 1, 2005, subject to the further provisions of this Note set forth on the reverse hereof which further provisions shall for all purposes have the same effect as if set forth at this place.

Interest Payment Dates: May 1 and November 1, commencing May 1, 2003

Interest Record Dates: April 15 and October 15

          IN WITNESS WHEREOF, P-Com, Inc. has caused this Note to be signed manually or by facsimile by its duly authorized officers and a facsimile of its corporate seal to be affixed hereto or imprinted hereon.

Dated: November 1, 2002               P-COM, INC.

                                      By:______________________________________
                                           Name:
                                           Title:

                                      By:______________________________________
                                           Name:
[Seal]                                     Title:

TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the 7% Convertible Subordinated
Notes due 2005 described in the within-mentioned Indenture.

STATE STREET BANK AND TRUST COMPANY OF CALIFORNIA, N.A., as Trustee

By:______________________________________________
       Authorized Signatory





-----------------------------------------
       /1/ Applicable to Notes in global from only

                                   P-COM, INC.

          l. INTEREST. The Company promises to pay interest on the principal amount of this Note at the rate of 7% per annum. The Company will pay interest semiannually on each May 1 and November 1 (each an "Interest Payment Date"), commencing on May 1, 2003, to holders of record on the immediately preceding April 15 and October 15 (each a "Record Date").

          Interest on the Notes will accrue from the most recent date to which interest has been paid, or if no interest has been paid, from the Issue Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months. To the extent lawful, the Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law, to the extent allowed under such Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the rate borne by the Notes, compounded semiannually.

          2. METHOD OF PAYMENT. The Company will pay interest on the Notes (except defaulted interest) to the Persons who are registered holders of the Notes at the close of business on the Record Date immediately preceding the relevant Interest Payment Date (other than with respect to a Note or portion thereof called for redemption on a redemption date, or repurchased in connection with a Change of Control on a Change of Control Payment Date, during the period from the close of business on a Record Date to (but excluding) the next succeeding Interest Payment Date (in which case accrued interest shall be payable, unless such Note is converted, to the holder of the Note or portion thereof redeemed or repurchased in accordance with the applicable redemption or repurchase provisions of the Indenture)) in cash. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company may pay principal and interest check payable in such money, and may mail such check to the holder's registered address; provided all payments with respect to Notes the holders of which have given wire transfer instructions to the Company and to the Trustee at least five Business Days prior to the applicable Interest Payment Date will be required to be made by wire transfer of immediately available funds to the accounts specified by the holders thereof.

          3. PAYING AGENT, REGISTRAR AND CONVERSION AGENT. Initially, the Trustee will act as Paying Agent, Registrar and Conversion Agent. The Company may change any Paying Agent, Registrar, co-registrar or Conversion Agent without prior notice. The Company or any of its Affiliates may act in any such capacity.

          4. INDENTURE. The Company issued the Notes under an indenture, dated as of November 1, 2002 (the "Indenture"), between the Company and State Street Bank and Trust Company of California, N. A., as Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by the Trust Indenture Act of 1939, as amended (15 U.S. Code Section 77aaa-77bbbb) as in effect on the date of the Indenture. The Notes are subject to, and qualified by, all such terms, certain of which are summarized hereon, and holders are referred to the Indenture and such Act for a statement of such terms. The Notes are unsecured general obligations of the Company limited in aggregate principal amount to

$22,390,000 and subordinated in right of payment to all existing and future Senior Indebtedness of the Company. Capitalized terms not defined herein have the same meaning as is given to them in the Indenture.

          5. OPTIONAL REDEMPTION. The Notes are redeemable by the Company at any time upon notice as specified below at the option of the Company, in whole, or from time to time, in part, at a redemption price of 100% of the principal amount of each Note (or portion thereof) to be redeemed payable in cash, together with accrued and unpaid interest to, but excluding, the date fixed for redemption payable in cash or in Common Stock of the Company as elected by the holders of the Notes so redeemed in accordance with the applicable provisions of the Indenture; provided any semi-annual payment of interest becoming due on the date fixed for redemption shall be payable to the holders of record on the relevant Record Date of the Notes being redeemed.

          6. NOTICE OF REDEMPTION. Notice of redemption will be mailed, by first-class mail, at least 30 days but not more than 60 days prior to the date fixed for redemption to the holder of each Note to be redeemed at such holder's last address of record on the books of the Registrar. The Notes in denominations larger than $1,000 may be redeemed in part but only in integral multiples of $1,000. In the event of a redemption of less than all of the Notes, the Notes will be chosen for redemption by the Trustee in accordance with the Indenture.

          If this Note is redeemed subsequent to a Record Date with respect to any Interest Payment Date specified above and on or prior to such Interest Payment Date, then any accrued interest will be paid to the person in whose name this Note is registered at the close of business on such Record Date.

          7. REPURCHASE AT OPTION OF HOLDER. If there is a Change of Control, the Company shall be required to offer to purchase on the Change of Control Payment Date all outstanding Notes at a cash purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to the Change of Control Payment Date. Holders of Notes that are subject to an offer to purchase will receive a Change of Control Offer from the Company at least 20 Business Days prior to any related Change of Control Payment Date and may elect to have such Notes or portions thereof in authorized denominations purchased by completing the form entitled "Option of Holder To Elect Purchase" appearing below. Holders have the right to withdraw their election by delivering a written notice of withdrawal to the Company or the Paying Agent in accordance with the terms of the Indenture. In order to exercise the election for purchase of its Notes pursuant to a Change of Control Offer, the beneficial holder must follow the Depositary's applicable procedures; provided, however, that in the event of any conflict between the terms of such procedures and the terms of this Indenture or the Notes, such terms of this Indenture or the Notes, as the case may be, shall prevail.

          8. SUBORDINATION. The payment of the principal of, interest on or any other amounts due on the Notes is subordinated in right of payment to all existing and future Senior Indebtedness of the Company, as described in the Indenture. Each holder, by accepting a Note, agrees to such subordination and authorizes and directs the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and appoints the Trustee as its attorney-in-fact for such purpose.

          9.   CONVERSION.

               (a) Conversion Privilege of Holder.

          Subject to and upon compliance with the provisions of Article 5 of the Indenture applicable thereto, the holder of any Note has the right, exercisable at any time prior to the close of business (New York time) on the date of the Note's maturity, to convert the principal amount thereof (or any portion thereof in the amount of $1,000 or an integral multiple thereof) into fully paid and nonassessable whole shares of Common Stock at the Conversion Price in effect at such time, except that if a Note is called for redemption, presented for repurchase or designated for Automatic Conversion at the option of the Company, as the case may be, the conversion right will terminate at the close of business on the Business Day immediately preceding the date fixed for redemption or repurchase or such conversion, as the case may be. A Note in respect of which a holder has delivered an "Option of Holder to Elect Purchase" form appearing below exercising the option of such holder to require the Company to purchase such Note may be converted only if the notice of exercise is withdrawn as provided above and in accordance with the terms of the Indenture.

          To convert a Note, a holder must (1) complete and sign a conversion notice substantially in the form set forth below, (2) surrender the Note to a Conversion Agent, (3) furnish appropriate endorsements or transfer documents if required by the Registrar or Conversion Agent and (4) pay any transfer or similar tax, if required. The number of shares issuable upon conversion of a
Note is determined by dividing the principal amount of the Note converted by the Conversion Price in effect on the conversion date therefor. No fractional shares will be issued upon conversion but a cash adjustment will be made for any fractional interest.

          Any Note or portion thereof surrendered for conversion under this
Section 9(a) after the close of business on a Record Date for payment of interest and prior to the opening of business on the next succeeding Interest Payment Date shall be accompanied by payment, in funds acceptable to the Company, of an amount equal to the interest thereon that is to be paid on such Interest Payment Date on the principal amount being converted (unless any such Note or portion thereof being converted shall have been called for redemption on a redemption date occurring between the close of business on such Record Date and the opening of business on such Interest Payment Date, in which case no such payment shall be required); provided, however, that no such payment need be made if there shall exist at the time of conversion a default in the payment of interest on the Notes. An amount equal to such payment shall be paid by the Company on such Interest Payment Date to the holder of such Notes at the close of business on such Record Date; provided, however, that, if the Company shall default in the payment of interest on such Interest Payment Date, such amount shall be paid to the Person who made such required payment.

          In order to exercise the conversion privilege with respect to any interest in a Note in global form, the beneficial holder must complete the appropriate instruction form for conversion pursuant to the Depositary's book-entry conversion program and follow the other procedures set forth in such program; provided, however, that in the event of any conflict between the terms of such program or procedures and the terms of the Indenture or the Notes, such terms of this Indenture or the Notes, as the case may be, shall prevail. Upon the conversion of a Note in global form, the Trustee, or the Custodian at the direction of the Trustee, shall make a notation on such Note in global form as to the reduction in the principal amount represented thereby.

          The above description of conversion of the Notes is qualified by reference to, and is subject in its entirety by, the more complete description thereof contained in the Indenture.

          (b) Company's Right to Effect Automatic Conversion.

          Subject to and upon compliance with the provisions of Article 5 of the Indenture applicable thereto, the Company has the right at its option on any date, that is both (a) on or after January 1, 2003, and (b) within a period of 30 consecutive Trading Days during which the Daily Market Price has exceeded 150% of the Conversion Price in effect for each of at least five consecutive or nonconsecutive Trading Days during such period to convert any of the Notes (or any portion thereof that in the amount of $1,000 or an integral multiple thereof) into Common Stock of the Conversion Price in effect at such time; provided, however, that the Company shall not be entitled to effect an Automatic Conversion unless (i) the Shelf Registration Statement shall have become effective on or prior to the Automatic Conversion Date for such Automatic Conversion (unless the Common Stock issuable in such Automatic Conversion no longer comprises Transfer Restricted Securities) and (ii) the Daily Market Price exceeds the Conversion Price in effect on the Trading Day immediately preceding the date on which the Automatic Conversion Notice pertaining to such Automatic Conversion is given as provided in Section 5.4 of the Indenture.

          In order to effect such a conversion (an "Automatic Conversion"), the Company shall give to the holder of each Note to be so converted a notice that shall state (i) the date on which the Note(s) identified in such notice will be converted, (ii) the CUSIP or other comparable number or numbers of such Notes,
(iii) the place or places where such Notes are to be surrendered (together with delivery of such other documents and, if required, transfer or similar tax payments as are required under the Indenture) for exchange for the shares of Common Stock to be issued upon conversion thereof, and (iv) the Conversion Price at which such Automatic Conversion is to be effected. Each Automatic Conversion will be effective (notwithstanding any failure by the holder of the Note designated for such Automatic Conversion to surrender such Note or otherwise make delivery of any document or transfer or similar tax payment required for issuance of certificates evidencing the shares of Common Stock issuable upon such Automatic Conversion) on the terms provided for in the Indenture. The number of shares issuable upon Automatic Conversion of a Note is determined by dividing the principal amount of the Note converted by the Conversion Price in effect on the conversion date specified in the notice of such Automatic Conversion. No fractional shares will be issued upon any such conversion but a cash adjustment will be made for any fractional interest.

          The above description of Automatic Conversion of the Notes is qualified by reference to, and is subject in its entirety by, the more complete description thereof contained in the Indenture.

          (c) Except as provided in the Indenture, no payments or adjustments shall be made upon conversion on account of accrued interest on the Notes or for any dividends or distributions on any shares of Common Stock delivered upon the conversion of such Notes.

          10. REGISTRATION RIGHTS. The holder of this Note is entitled to the benefits of a Registration Rights Agreement as set forth in the Indenture.

          11. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered, and Notes may be exchanged, as provided in the Indenture. The Registrar may require a holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not exchange or register the transfer of any Note or portion of a Note selected for redemption (except the unredeemed portion of any Note being redeemed in part). Also, it need not exchange or register the transfer of any Note for a period of 15 days before a selection of Notes to be redeemed or for Automatic Conversion.

          12. PERSONS DEEMED OWNERS. The registered holder of a Note may be treated as its owner for all purposes.

          13. UNCLAIMED MONEY. Upon the earlier of (i) two years after the date such payment became due and (ii) when such monies would escheat to the state, money for the payment of principal of, or interest or Liquidated Damages, if any, on the Notes shall be paid back to the Company by the Trustee and the Paying Agent. After that, holders of Notes entitled to the money must look to the Company for payment unless the applicable abandoned property law designates another Person and, in either case, all liability of the Trustee and the Paying Agent with respect to such money shall cease.

          14. DEFAULTS AND REMEDIES. The Notes shall have the Events of Default as set forth in Section 8.1 of the Indenture. Subject to certain limitations in the Indenture, if an Event of Default occurs and is continuing, the Trustee by notice to the Company, or the holders of a majority in aggregate principal amount of the then outstanding Notes by notice to the Company and the Trustee, may declare all the Notes to be due and payable immediately, except that in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all Notes shall become due and payable immediately without further action or notice.

          The holders of a majority in principal amount of the Notes then outstanding by written notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, holders of a majority in principal amount of the then outstanding Notes issued under the Indenture may direct the Trustee in its exercise of any trust or power. The Company must furnish annually compliance certificates to the Trustee. The above description of Events of Default and remedies is qualified by reference to, and subject in its entirety by, the more complete description thereof contained in the Indenture.

          15. AMENDMENTS, SUPPLEMENTS AND WAIVERS. Subject to certain exceptions set forth in Section 11.2, the Indenture or the Notes may be amended or supplemented with the consent of the holders of at least a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for Notes), and any existing default may be waived with the consent of the holders of a majority in principal amount of the then outstanding Notes. The Indenture and the Notes may be amended without the consent of any holder under certain circumstances set forth in
Section 11.1 of the Indenture.

          16. TRUSTEE DEALINGS WITH THE COMPANY. The Trustee, in its individual or any other capacity, may become the owner or pledgee of the Notes and may otherwise deal with the Company or an Affiliate of the Company with the same rights it would have, as if it were not Trustee, subject to certain limitations provided for in the Indenture and in the TIA. Any Agent may do the same with like rights.

          17. NO RECOURSE AGAINST OTHERS. A director, officer, employee or shareholder of the Company, as such, shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

          18. GOVERNING LAW. THE INTERNAL LAWS OF THE STATE OF NEW YORK SHALL GOVERN THE INDENTURE AND THE NOTES.

          19. AUTHENTICATION. The Notes shall not be valid until authenticated by the manual signature of an authorized signatory of the Trustee or an authenticating agent.

          20. ABBREVIATIONS. Customary abbreviations may be used in the name of a holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/GWA (= Uniform Gifts to Minors Act).

          21. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused one or more CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

          The Company will furnish to any holder of the Notes upon written request and without charge a copy-of the Indenture and/or the Registration Rights Agreement. Request may be made to:

                   P-Com, Inc.
                   3175 South Winchester Boulevard
                   Campbell, California 95008
                   Telephone: (408) 866-3666
                   Facsimile: (408) 866-3678

          with a copy to Company's counsel:

                   LaDawn Naegle, Esq.
                   Bryan Cave LLP
                   700 Thirteenth Street, N.W.
                   Washington, D.C. 20005-3960
                   Telephone: (202) 508-6046
                   Facsimile: (202) 508-6200

                                 ASSIGNMENT FORM

          To assign this Note, fill in the form below:

          (I) or (we) assign and transfer this Note to

________________________________________________________________________________
               (Insert assignee's social security or tax I.D. no.)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
              (Print or type assignee's name, address and zip code)

and irrevocably appoint _____________________________ agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

          Date:____________________________________________


          In connection with any transfer of any of the Notes evidenced by this certificate (other than pursuant to any transfer pursuant to a Shelf Registration Statement that is effective at such time. of transfer) occurring prior to the date that is two years after the later of the date of original issuance of such Notes and the last date, if any, on which such Notes were owned by the Company or any Affiliate of the Company, the undersigned confirms, to the best of his or her knowledge, that such Notes are being transferred:

CHECK ONE BOX BELOW

          1)                              to the Company; or

          2)                              pursuant to and in compliance with
                                 Rule 144A under the Securities Act of 1933; or

          3)                              pursuant to and in compliance with
                                 Regulation S under the Securities Act of 1933;
                                 or

          4) to an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7)
                                 under the Securities Act of 1933 that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter is attached as Exhibit E to the Indenture); or

          5) pursuant to another available exemption from the registration requirements of the Securities Act of 1933; or

          (6) pursuant to an effective registration statement under the Securities Act of 1933.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (2), (3), (4) or (5) is checked, the Trustee may require, prior to registering any such transfer of the Notes such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 under such Act.


_________________________________________


__________________________________________
Signature(s)



Signature must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.


__________________________________________
Signature Guarantee

                    [TO BE ATTACHED TO NOTES IN GLOBAL FORM]


                                   SCHEDULE A

               The initial principal amount of this Note in global form shall be $22,390,000. The following increases or decreases in the principal amount of this Note in global form have been made:

                                                                           Principal Amount of     Signature of authorized
                Amount of increase in          Amount of decrease in        this Note in global    signatory of Trustee or
                 Principal Amount of            Principal Amount of         form following such         Depository or
Date Made      this Note in global form       this Note in global form     decrease or increase           Custodian

                       OPTION OF HOLDER TO ELECT PURCHASE

               If you want to elect to have this Note or a portion thereof repurchased by the Company pursuant to Section 4.7 of the Indenture, check the box: [_]

               If the purchase is in part, indicate the portion (in denominations of $1,000 or any integral multiple thereof) to be purchased:
_______________________________________

               Your Signature:__________________________________________________
                              (Sign exactly as your name appears on the other side of this Note)

               Date:____________________________________________________________

               Signature Guarantee:/1/__________________________________________


------------------------
       /1/ Signature must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-1 S.

                               ELECTION TO CONVERT

To P-Com, Inc.:

     The undersigned owner of this Note hereby irrevocably exercises the option to convert this Note, or the portion below designated, into Common Stock of P-Com, Inc. in accordance with the terms of the Indenture referred to in this Note, and directs that the shares issuable and deliverable upon conversion, together with any check in payment for fractional shares, be issued in the name of and delivered to the undersigned, unless a different name has been indicated in the assignment below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.

Date:

                                Convert in whole:_______________________

                                Portions of Note to be converted ($1,000 or integral multiples thereof):

                                $_______________________________


                                _________________________________________
                                Signature (for conversion only)

                                ________________________________________________
                                Please Print or Typewrite Name and Address,
                                Including Zip Code, and Social Security or
                                Other Identifying Number

                                ________________________________________________

                                ________________________________________________

                                ________________________________________________


                                Signature Guarantee:/1/_________________________


------------------------
       /1/ Signature must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.

                                                                       EXHIBIT B

                          FORM OF TRANSFER CERTIFICATE
                                FOR TRANSFER FROM
                              RULE 144A GLOBAL NOTE
                           TO REGULATION S GLOBAL NOTE
         (Transfers pursuant to Section 2.6(a)(ii) or Section 2.6(a)(vi)
                               of the Indenture)

State Street Bank and Trust Company of California, N.A., as Trustee 633 West 5/th/ Street, 12/th/ Floor
Los Angeles, California 90071
Attention: Corporate Trust Department

               Re: P-Com, Inc. 7% Convertible Subordinated Notes due 2005 (the "Notes")

               Reference is hereby made to the Indenture dated as of November 1, 2002 (the "Indenture") between P-Com, Inc., as Issuer, and State Street Bank and Trust Company of California, N.A., as Trustee. Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

               This letter relates to U.S. $__________________ aggregate principal amount of Notes which are evidenced the Rule 144A Global Note (CUSIP No. 693262 AD 9) held by or on behalf of the Depositary for the benefit of ____________________ [name of Agent Member transferor] (the "Transferor") to effect a transfer of the Notes in such aggregate principal amount (the "Transferred Notes") in exchange for an equivalent beneficial interest in the Regulation S Global Note.

               In connection with such request, the Transferor does hereby certify that such transfer is being effected in accordance with the transfer restrictions applicable thereto under the Transferred Notes and does further certify that:

               (1) the offer of the Transferred Notes and beneficial interest therein was not made to a person in the United States;

               (2) the transaction was executed in, on or through the facilities of a designated offshore securities market described in Rule 902(b) of Regulation S, and neither the Transferor nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States;

               (3) no directed selling efforts have been made in contravention of the requirements of 904(a) of Regulation S; and

               (4) the transaction is not part of a plan or scheme to evade the registration requirements of the United States Securities Act of 1933, as amended;

               In addition, the requested transfer of the Transferred Notes and beneficial interest therein has been made in accordance with the applicable provisions of Rule 904(b).

               You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                                 [Name of Transferor]



                                                 By:____________________________

                                                 Name:
                                                 Title:

                                                 Date:

                                                                       EXHIBIT C

                    FORM OF TRANSFER CERTIFICATE FOR TRANSFER
                          FROM REGULATION S GLOBAL NOTE
                            TO RULE 144A GLOBAL NOTE
     (Transfers pursuant to Section 2.6(a)(iii) or Section 9.6(a)(vi) of the
                                   Indenture)

State Street Bank and Trust Company of California, N.A., as Trustee 633 West 5/th/ Street, 12/th/ Floor
Los Angeles, California 90071
Attention: Corporate Trust Department

               Re: P-Com, Inc. 7% Convertible Subordinated Notes due 2005 (the "Notes")

               Reference is hereby made to the Indenture dated as of November 1, 2002 (the "Indenture") between P-Com, Inc., as Issuer, and State Street Bank and Trust Company of California, N.A., as Trustee. Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

               This letter relates to U.S. $_______________ aggregate principal amount of Notes which are held evidenced by the Regulation S Global Note (CUSIP No. U70 490 AB0) held by or on behalf of the Depositary for the benefit of _______________________ [name of Agent Member transferor] (the "Transferor") to effect a transfer of the Notes in such aggregate principal amount (the "Transferred Notes") in exchange for an equivalent beneficial interest in the Rule 144A Global Note.

               In connection with such request the Transferor does hereby certify that such transfer is being effected (i) in accordance with the transfer restrictions applicable thereto under the Transferred Notes and (ii) to a transferee that the Transferor reasonably believes is purchasing the Transferred Notes and beneficial interest therein for its own account or an account with respect to which the transferee exercises sole investment discretion and the transferee and any such account is a "qualified institutional buyer" within the meaning of Rule 144A and (iii) in accordance with the requirements of Rule 144A and applicable securities laws of any state of the United States or any other jurisdiction.

                                            [Name of Transferor],


                                            By:_____________________________

                                            Name:
                                            Title:

                                                                      EXHIBIT D

                    FORM OF TRANSFER CERTIFICATE FOR TRANSFER
                        FROM GLOBAL NOTE OR CERTIFICATED
                        SECURITY TO CERTIFICATED SECURITY
                    (Transfers pursuant to Section 2.6(a)(iv)
                     or Section 2.6(a)(v) of the Indenture)

State Street Bank and Trust Company of California, N.A., as Trustee 633 West 5/th/ Street, 12/th/ Floor
Los Angeles, California 90071
Attention: Corporate Trust Department

          Re: P-Com, Inc. 7% Convertible Subordinated Notes due 2005 (the
              "Notes")

          Reference is hereby made to the Indenture dated as of November 1, 2002 (the "Indenture") between P-Com, Inc., as Issuer, and State Street Bank and Trust Company of California, N.A., as Trustee. Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

          This letter relates to U.S. $ ___________ aggregate principal amount of Notes which are [held in the name of] [evidenced by the [Rule
144A][Regulation S] Global Note ([CUSIP No. 693262 AD 9] [CUSIP No. U70 490 AB0]) held by or on behalf of the Depositary for the benefit of]/1/ ________________ [name of transferor] (the "Transferor") to effect a transfer of the Notes in such aggregate principal amount (the "Transferred Notes").

          In connection with such request the Transferor does hereby certify that the Transferred Notes and beneficiary interest therein are being transferred (i) in accordance with the transfer restrictions applicable thereto under the Transferred Notes and (ii) to a transferee that the Transferor reasonably believes is an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act of
1933) and is acquiring at least $100,000 in aggregate principal amount of Notes for its own account or for one or more accounts as to which the transferee exercises sole investment discretion and (iii) in accordance with applicable securities laws of any state of the United States or any other jurisdiction.

                                         [Name of Transferor]




                                         By:________________________________
                                            Name:
                                            Title:

Dated:____________________________

-------------------------------
     /1/ Insert as appropriate.

                                                                       EXHIBIT E

               FORM OF ACCREDITED INVESTOR TRANSFEREE CERTIFICATE
        (Transfers pursuant to Section 2.6(a)(iv), and Section 2.6(a)(v))

State Street Bank and Trust Company of California, N.A., as Trustee 633 West 5/th/ Street, 12/th/ Floor
Los Angeles, California 90071
Attention: Corporate Trust Department

          Re: P-Com, Inc. 7% Convertible Subordinated Notes due 2005 (the
"Notes")

          Reference is hereby made to the Indenture dated as of November 1, 2002 (the "Indenture") between P-Com, Inc., as Issuer, and State Street Bank and Trust Company of California, N.A., as Trustee. Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

          This letter relates to U.S. $____________ aggregate principal amount of Notes which are [held in the name of] [evidenced by the [Rule 144A][Regulation S] Global Note ([CUSIP No. 693262 AD 9] [CUSIP No. U70 490 AB0]) held by or on behalf of the Depositary/1/ for the benefit of] _______________ name of transferor] (the "Transferor") to effect the transfer of the Notes in such aggregate principal amount (the "Transferred Notes") to the undersigned.

          In connection with such request, and in respect of such Transferred Notes, we confirm that:

               1. We understand that the Notes were originally offered in a transaction not involving any public offering in the United States within the meaning of the United States Securities Act of 1933, as amended (the "Securities Act"), that. the Notes have not been registered under the Securities Act and that (A) the Notes may be offered, resold, pledged or otherwise transferred only
(i) to a person who the seller reasonably believes is a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in a transaction meeting the requirements of Rule 144A, to an institutional "accredited investor" (as defined in Rule 501(a)(1)(2)(3) or (7) under the Securities Act of 1933) that prior to such transfer furnishes the Trustee a signed letter containing certain representations and agreements, in a transaction meeting the requirements of Rule 144 under the Securities Act, outside the United States to a foreign person in a transaction meeting the requirements of Rule 904 under the Securities Act or in accordance with another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel if the Company so requests), (ii) to the Company or (iii) pursuant to an effective registration statement, and, in each case, in accordance with any applicable securities laws of any State of the United States or any other applicable jurisdiction and (B) the purchaser will, and each subsequent holder is required to, notify any subsequent purchaser from it of the resale restrictions set forth in (A) above.

               2. We are a corporation, partnership or other entity having such knowledge and experience in financial and business matters as to be capable of evaluating the

-------------------------------
     /1/ Insert as appropriate.

merits and risks of an investment in the Notes, and we are (or any account for which we are purchasing under paragraph 4 below is) an institutional accredited investor as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, able to bear the economic risk of our proposed investment in the Notes.

               3. We are acquiring the Transferred Notes for our own account (or for accounts as to which we exercise sole investment discretion and have authority to make, and do make, the statements contained in this letter) and not with a view to any distribution of the Notes, subject, nevertheless, to the understanding that the disposition of our property shall at all times be and remain within our control.

               4. We are, and each account (if any) for which we are purchasing the Transferred Notes is, purchasing the Transferred Notes having an aggregate principal amount of not less than $100,000.

               5. We understand that (a) the Transferred Notes will be delivered to us in registered form only and that the certificate delivered to us in respect of the Transferred Notes will bear a legend substantially to the following effect:

          "THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY AND ANY SHARES OF COMMON STOCK ISSUED UPON CONVERSION HEREOF MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (a) SUCH SECURITY AND ANY SHARES OF COMMON STOCK ISSUED UPON CONVERSION HEREOF MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)(a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE, AS REGISTRAR FOR THE NOTES (OR IN THE CASE OF THE COMMON STOCK THE TRANSFER AGENT FOR THE COMMON STOCK (THE "TRANSFER AGENT")), A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THE NOTES (OR THE COMMON STOCK, AS THE CASE MAY BE) (THE FORM OF WHICH LETTER OF WHICH CAN BE OBTAINED FROM THE TRUSTEE FOR THE NOTES OR THE TRANSFER AGENT FOR THE COMMON STOCK), (c) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (d) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT OR (e) IN

ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), (2) TO THE COMPANY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OR ANY COMMON STOCK ISSUED UPON CONVERSION HEREOF OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE."

               and (b) such certificates will be reissued without the foregoing legend only in accordance with the terms of the Indenture.

               6. We agree that in the event that at some future time we wish to dispose of any of the Notes, we will not do so unless:

               (a) the Notes are sold to the Company or any Subsidiary thereof,

               (b) the Notes are sold to a qualified institutional buyer in compliance with Rule 144A under the Securities Act;

               (c) the Notes are sold to an institutional accredited investor, as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, acquiring at least $100,000 principal amount of the Notes that, prior to such transfer, furnishes to the Trustee a signed letter containing certain representations and agreements substantially similar to those set forth herein relating to the restrictions on transfer of the Notes;

               (d) the Notes are sold outside the United States in compliance with Rule 904 under the Securities Act;

               (e) the Notes are sold by us pursuant to Rule 144 under the Securities Act; or

               (f) the Notes are sold pursuant to an effective registration statement under the Securities Act.

                                              Very truly yours,
                                              [PURCHASER]

                                              By:_______________________________
                                                   Name:
Dated:______________                               Title:

                                                                       EXHIBIT F

                      FORM OF REGISTRATION RIGHTS AGREEMENT

                          REGISTRATION RIGHTS AGREEMENT

          THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made and entered into as of November 1, 2002 by and among P-COM, INC., a Delaware corporation (the "Company"), and the Initial Holders (as defined below).

          Pursuant to the Proposal, as defined in the Company's Restructuring Proposal Statement dated October 28, 2002, as modified (the "Proposal Statement"), and in conjunction with entry into this Agreement, the Company is issuing its 7% Convertible Subordinated Notes due 2005, which comprise Restructured Notes (as defined in the Proposal Statement), in the aggregate principal amount of $22,390,000 for the benefit of the holders and beneficial holders (prior to consummation of the Restructuring (as defined in the Proposal Statement)) of the Company's 4 1/4% Convertible Subordinated Notes due 2002 (the "Existing Notes") listed on Schedule I hereto (the "Initial Holders"), on whose behalf Existing Notes are being delivered pursuant to the Proposal and accepted by the Company for exchange in the Restructuring for Restructured Notes. Pursuant to the Proposal, such acceptance thereby constitutes the Note Consent and Letter of Transmittal delivered by or on behalf of each such Initial Holder as a duly delivered counterpart to this Agreement and makes such Initial Holder a party hereto and bound hereby. As an inducement to the Initial Holders to effect delivery under the Proposal of Existing Notes in exchange for Restructured Notes, the Company agrees with the Initial Holders, (i) for the benefit of the Initial Holders and (ii) for the benefit of the beneficial owners (including the Initial Holders) from time to time of the Restructured Notes and of the underlying Common Stock issued upon conversion of the Restructured Notes (each of the foregoing a "Holder" and, collectively, the "Holders"), as follows:

     1. Definitions. Capitalized terms used herein without definition shall have their respective meanings set forth in the Indenture. As used in this Agreement, the following capitalized terms shall have the following meanings:

         "Advice" means the receipt by such Holder of written notice from the Company that the use of the Prospectus may be resumed, and receipt of copies of any additional or supplemental filings that are incorporated by reference in the Prospectus.

         "Affiliate" of any specified person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such person, whether through the ownership of voting securities or by agreement or otherwise. Notwithstanding the foregoing, no individual shall be deemed to be an Affiliate of a person solely by reason of his or her being an officer or director of such person.

                  "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are not required to be open.

                  "Closing Date" means the Restructuring Effective Date, as defined in the Proposal Statement.

                  "Commission" means the Securities and Exchange Commission.

                  "Common Stock" means the common stock of the Company as the same exists at the date of the execution of the Indenture or as such stock may be constituted from time to time.

                  "Damages Payment Date" means each regular interest payment date with respect to the Restructured Notes provided for in the Indenture and the Restructured Notes.

                  "Effectiveness Target Date" has the meaning set forth in
Section 3(a) hereof.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

                  "Holder" has the meaning set forth in the preamble hereto.

                  "Indenture" means the Indenture dated as of November 1, 2002, by and between the Company and State Street Bank and Trust Company of California, N.A., as trustee, pursuant to which the Restructured Notes are to be issued, as the same may be amended, modified or supplemented from time to time in accordance with the terms thereof.

                  "Initial Holders" has the meaning set forth in the preamble hereof.

                  "Liquidated Damages" has the meaning set forth in Section 4(a) hereof.

                  "Losses" has the meaning set forth in Section 9(d) hereof.

                  "Majority Holders" means the Holders of a majority of the aggregate principal amount of securities registered under a Shelf Registration Statement (provided that Holders of Common Stock issued upon conversion of Restructured Notes shall be deemed to be Holders of the aggregate principal amount of Restructured Notes from which such Common Stock was converted).

                  "Managing Underwriters" means the investment banker or investment bankers and manager or managers that shall administer an Underwritten Offering pursuant to Section 6 hereof of the securities covered by the Shelf Registration Statement.

                  "Nasdaq" has the meaning set forth in Section 5(q) hereof.

                  "Person" or "person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

          "Prospectus" means the prospectus included in any Shelf Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of Transfer Restricted Securities, covered by such Shelf Registration Statement, and all amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference into such Prospectus.

          "Registration Default" has the meaning set forth in Section 4(a) hereof.

          "Requisite Information" has the meaning set forth in Section 5(m) hereof.

          "Securities Act" means the Securities Act of 1933, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

          "Shelf Registration Period" has the meaning set forth in Section 3(b) hereof.

          "Shelf Registration Statement" means a shelf registration statement of the Company pursuant to the provisions of Section 3 hereof which covers the Transfer Restricted Securities, on an appropriate form under Rule 415 under the Securities Act, or any similar rule that may be adopted by the Commission, amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

          "Transfer Restricted Securities" means each Restructuring Note and the Common Stock issuable upon conversion thereof until (i) the date on which such Restructuring Note or the Common Stock issuable upon conversion thereof has been effectively registered under the Securities Act and disposed of pursuant to an effective registration statement, (ii) the date on which such Restructuring Note or the Common Stock issuable upon conversion thereof is distributed to the public pursuant to Rule 144 under the Securities Act (or any similar provision then in effect) or is saleable pursuant to Rule 144(k) under the Securities Act and all legends thereon relating to transfer restrictions have been or are capable of being removed, or (iii) the date on which such Restructuring Note or the Common Stock issuable upon conversion thereof ceases to be outstanding.

          "Trust Indenture Act" means the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) as in effect on the date of execution of the Indenture.

          "Trustee" means the trustee with respect to the Restructured Notes under the Indenture.

          "Underwritten Offering" or "Underwritten Registration" means a registration in which securities of the Company are sold to one or more underwriters for reoffering to the public pursuant to Section 6.

     2. Securities Subject to This Agreement. The securities entitled to the benefits of this Agreement are the Transfer Restricted Securities.

     3.   Shelf Registration.

       a. The Company shall, within 90 days after Closing Date, file with the Commission and thereafter shall use reasonable efforts to cause to be declared effective under the Securities Act by the date that is the 180/th/ day after the Closing Date (the "Effectiveness Target Date"), a Shelf Registration Statement relating to the offer and sale of the Transfer Restricted Securities by the Holders from time to time in accordance with the methods of distribution elected by such Holders and set forth in such Shelf Registration Statement.

       b. The Company shall use reasonable efforts to keep the Shelf Registration Statement continuously effective in order to permit the Prospectus forming a part thereof to be usable by Holders for a period that will terminate on the earlier of (i) the first date when all the Transfer Restricted Securities covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement, (ii) the first date on which there ceases to be outstanding any Transfer Restricted Securities, or (iii) the first date on which the Transfer Restricted Securities may be sold pursuant to Rule 144(k) under the Securities Act (in any such case, such period being called the "Shelf Registration Period").

       c. The Company shall prepare and file with the Commission such amendments, including post-effective amendments, to the Shelf Registration Statement as may be reasonably necessary to keep such Registration Statement continuously effective for the applicable time period; cause the related Prospectus to be supplemented by any required Prospectus supplement and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act; and comply with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all securities covered by such Shelf Registration Statement during the applicable period in accordance with the intended methods of disposition by the sellers thereof set forth in such Shelf Registration Statement as so amended or in such Prospectus as so supplemented.

       d. Certain Notices: Suspension of Sales. Each Holder agrees by acquisition of such Transfer Restricted Securities that, upon receipt of any notice from the Company of the happening of any event of the kind described in
Section 5(c)(2)(ii), 5(c)(2)(iii), 5(c)(2)(iv) or 5(c)(2)(v) hereof, such Holder will forthwith discontinue disposition of such Transfer Restricted Securities covered by such Registration Statement and Prospectus (other than in transactions exempt from the registration requirements under the Securities Act) until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 5(i) hereof, or until Advice by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus.

     4.   Liquidated Damages.

          a. The Company and the Initial Holders agree that the Holders will suffer damages if the Company fails to fulfill its obligations pursuant to this Agreement and that it would not be possible to ascertain the extent of such damages. Accordingly, the Company hereby agrees to pay liquidated damages ("Liquidated Damages") to each Holder in the event (i) such Shelf Registration Statement is not declared effective by the Commission on or prior to the

Effectiveness Target Date, or (ii) the Shelf Registration Statement is declared effective but thereafter ceases to be continuously effective or usable in connection with resales of Transfer Restricted Securities during the Shelf Registration Period for a period of time that exceeds 90 days in the aggregate in any period of 365 consecutive days (with no Liquidated Damages being due for such period of time up to and including 90 days in any period of 365 consecutive days) (each, a "Registration Default"); provided a particular Holder shall not be entitled to receive Liquidated Damages in the event that the Shelf Registration Statement is not declared effective or usable by such Holder as a result of the failure of such Holder to provide Requisite Information with respect to it. In the event of any such Registration Default, the Company shall accrue Liquidated Damages to each Holder during the period of the Registration Default at a rate of 0.5% per annum on the outstanding principal amount of the Restructured Notes held by such Holder and, if applicable, on an equivalent basis per share (subject to adjustment in the event of any stock split, stock combination, stock dividends and the like) of Common Stock constituting Transfer Restricted Securities held by such Holder. Such rate shall increase by 0.5% per annum on each 90th day of the period of the Registration Default. The period of a Registration Default under (i) above will begin on the Effectiveness Target Date and shall be cured on the date that the Shelf Registration Statement is declared effective by the Commission. The period of a Registration Default under
(ii) above will begin on the 90th day during which the Shelf Registration Statement ceases to be effective or usable and shall be cured on the date that the Shelf Registration Statement is again effective or usable. All accrued Liquidated Damages will be paid by the Company on each Damages Payment Date in cash. Such payment will be made to the Holder(s) of the Global Notes (as defined in the Indenture) by wire transfer of immediately available funds or by federal funds check (the aggregate amount of such payment being rounded up to the nearest whole cent on account of any fractions of a cent otherwise included therein) and to Holders of Transfer Restricted Securities represented by Certificated Notes (as defined in the Indenture), if any, by wire transfer to the accounts specified by them or by mailing checks to their registered addresses if no such accounts have been specified (the respective amounts of such payments to such Holders of Certificated Notes being rounded up to the nearest whole cent on account of any fraction of a cent otherwise included thereby). Following the cure of all Registration Defaults, the accrual of Liquidated Damages will cease.

          b. The parties hereto agree that the Liquidated Damages provided for in this Section 4 constitute a reasonable estimate of the damages that may be incurred by Holders of Transfer Restricted Securities by reason of the failure of the Shelf Registration Statement to be declared effective in accordance with the provisions hereof.

     5. Registration Procedures. In connection with any Shelf Registration Statement, the following provisions shall apply:

          a. The Company shall furnish to the Initial Holders, the Holders, the Managing Underwriters, if any, and their respective counsel, not less than five Business Days prior to the filing thereof with the Commission, a copy of any Shelf Registration Statement and each amendment thereof, and each amendment or supplement, if any, to the Prospectus included therein, and shall use its best efforts to reflect in each such document, when so filed with the Commission, such comments as the Initial Holders and the Holders or their counsel may reasonably propose.

          b. The Company shall use its best efforts to ensure that (i) any Shelf Registration Statement and any amendment thereto and any Prospectus forming part thereof and any amendment or supplement thereto complies in all material respects with the Securities Act and the rules and regulations thereunder, (ii) assuming the Requisite Information provided by Holders is true and correct, any Shelf Registration Statement and any amendment or supplement thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) assuming the Requisite Information provided by Holders of Transfer Restricted Securities is true and correct, any Prospectus forming part of any Shelf Registration Statement, and any amendment or supplement to such Prospectus, does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading.

          c. (1) The Company shall advise the Initial Holders, the Holders of Transfer Restricted Securities named in the Shelf Registration Statement and the Managing Underwriters, if any, and, if requested by the Initial Holders, any such Holder or the Managing Underwriters, if any, and confirm such advice in writing, when a Shelf Registration Statement or any amendment thereto has been filed with the Commission and when the Shelf Registration Statement or any post-effective amendment thereto has become effective.

               (2) The Company shall advise the Initial Holders, the Holders of Transfer Restricted Securities named in the Shelf Registration Statement, the Managing Underwriters, if any, and their respective counsel and, if requested by any such person, confirm such advice in writing:

                    i. of any request by the Commission for amendments or supplements to the Shelf Registration Statement or the Prospectus included therein or for additional information;

                    ii. of the initiation by the Commission of proceedings relating to a stop order suspending the effectiveness of the Shelf Registration Statement;

                    iii. of the issuance by the Commission of any stop order suspending the effectiveness of the Shelf Registration Statement;

                    iv. of the receipt by the Company of any notification with respect to the suspension of the qualification of the securities included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

                    v. of the occurrence of the existence of any fact and the happening of any event (including, without limitation, pending negotiations relating to, or the consummation of, a transaction or the occurrence of any event which would require additional disclosure of material non-public information by the Company in the Shelf Registration Statement as to which the Company has a bona fide business purpose for preserving confidential or which renders the Company unable to comply with Commission requirements) that, in the opinion of the Company, makes untrue any statement of a material fact made in its Shelf Registration Statement, the Prospectus or any amendment or supplement thereto or any document incorporated by reference therein or requires the making of any changes in the Shelf Registration Statement or the Prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading.

Such Advice may be accompanied by an instruction to suspend the use of the Prospectus until the requisite changes have been made.

          d. The Company shall use its best efforts to obtain the withdrawal of any order suspending the effectiveness of the Shelf Registration Statement, or the lifting of any suspension of the qualification (or exemption from qualification) of the Transfer Restricted Securities for sale in any jurisdiction, at the earliest possible time.

          e. The Company shall furnish to each selling Holder named in the Shelf Registration Statement and each Managing Underwriter, if any, without charge, at least one conformed copy of such Shelf Registration Statement and any post-effective amendment thereto, including financial statements and schedules. Upon written request, the Company shall furnish to each selling Holder named in the Shelf Registration Statement and each Managing Underwriter, if any, without charge, one copy of all exhibits to such Shelf Registration Statement (including those incorporated by reference).

          f. The Company shall, during the Shelf Registration Period, deliver to each Holder of Transfer Restricted Securities named in the Shelf Registration Statement and each Managing Underwriter, if any, without charge, as many copies of the Prospectus (including each preliminary Prospectus) included in such Shelf Registration Statement and any amendment or supplement thereto as such Holder or Managing Underwriters may reasonably request; and, subject to any notice by the Company in accordance with Section 7(b), the Company consents to the use of the Prospectus or any amendment or supplement thereto by each of the selling Holders and such underwriters for the purposes of offering and resale of the Transfer Restricted Securities covered by the Prospectus or any amendment or supplement thereto.

          g. Prior to the offering of Transfer Restricted Securities pursuant to the Shelf Registration Statement, the Company shall use its best efforts to register or qualify or cooperate with the Holders of Transfer Restricted Securities named therein, the Managing Underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Transfer Restricted Securities for offer and sale under the securities or blue sky laws of such jurisdictions of the United States as any such Holders or Managing Underwriters, if any, reasonably request in writing; keep each such registration or qualification (or exemption therefrom) effective during the period the Shelf Registration Statement is required to be kept effective and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Transfer Restricted Securities covered by the Shelf Registration Statement; provided, however, that the Company will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process or to taxation in any such jurisdiction where it is not then so subject.

          h. The Company shall cooperate with the Holders of Transfer Restricted Securities and underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold pursuant to the Shelf Registration Statement, free of any restrictive legends and in such denominations and registered in such names as such Holders or underwriters may request in writing at least two Business Days prior to sales of securities pursuant to such Shelf Registration Statement.

          i. Upon the occurrence of any event contemplated by Section 5(c)(2)(v) hereof, subject to Section 5(s), the Company shall promptly prepare a post-effective amendment to the Shelf Registration Statement or an amendment or supplement to the related Prospectus or any document incorporated therein by reference or file any other required document so that as thereafter delivered to purchasers of the Transfer Restricted Securities covered thereby, the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          j. Not later than the effective date of any such Shelf Registration Statement hereunder, the Company shall cause to be provided CUSIP numbers for the Transfer Restricted Securities registered under such Shelf Registration Statement, and provide the Trustee with printed certificates for such Transfer Restricted Securities where necessary, in a form eligible for deposit with The Depository Trust Company.

          k. The Company shall use its best efforts to comply with all applicable rules and regulations of the Commission and shall make generally available to its security holders in a regular filing on Form 10-Q or Form 10-K an earnings statement satisfying the provisions of Rule 158 under the Securities Act (which need not be audited) for the twelve-month period commencing after effectiveness of the Shelf Registration Statement.

          l. To the extent required by the Trust Indenture Act, the Company shall cause the Indenture to be qualified under the Trust Indenture Act in a timely manner.

          m. The Company shall file, within five Business Days of the receipt from any Holder with respect to such information regarding the distribution of such Holder's Transfer Restricted Securities with respect to such Holder as is required by law to be disclosed in the applicable Shelf Registration Statement (the "Requisite Information"), a Prospectus supplement pursuant to Rule 424 under the Securities Act to amend or supplement such Shelf Registration Statement to include in the Shelf Registration Statement the Requisite Information as to such Holder (and the Transfer Restricted Securities held by such Holder), and the Company shall provide such Holder within ten (10) Business Days of such notice with a copy of such Prospectus as so amended or supplemented containing the Requisite Information in order to permit such Holder to comply with the Prospectus delivery requirements of the Securities Act in a timely manner with respect to any proposed disposition of such Holder's Transfer Restricted Securities. No Holder of Transfer Restricted Securities shall be entitled to the benefit of any Liquidated Damages under Section 4 of this Agreement or be entitled to use the Prospectus unless and until such Holder shall have furnished the Company the Requisite Information.

          n. If requested, the Company shall promptly incorporate in the Shelf Registration Statement or Prospectus, if necessary pursuant to a supplement or post-effective amendment to the Shelf Registration Statement, such information as the Managing Underwriters, if any, or the Majority Holders reasonably request to have included therein and shall make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after the Company is notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment.

          o. The Company shall enter into such agreements on terms reasonably acceptable to the Company (including underwriting agreements) in form, scope and substance as are customary in underwritten offerings, and take all other reasonable actions necessary to facilitate the registration or the disposition of the Transfer Restricted Securities included in the Shelf Registration Statement.

          p. The Company shall make reasonably available at reasonable times for inspection by the Holders of Transfer Restricted Securities to be registered thereunder, any Managing Underwriter, and any attorney, accountant or other agent retained by the Holders or such Managing Underwriters, at the office where normally kept during normal business hours, all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries, and cause the Company's officers, directors and employees to supply all relevant information reasonably requested by the Holders, Managing Underwriters, attorney, accountant or other agent in connection with the Shelf Registration Statement as is customary for similar due diligence examinations, provided, however, that such persons shall first agree in writing with the Company that any information that is reasonably and in good faith designated by the Company in writing as confidential at the time of delivery of such information shall be kept confidential by such persons.

          q. The Company shall (i) list all Common Stock covered by such Shelf Registration Statement on any securities exchange on which the Common Stock is then listed or (ii) authorize for quotation on the National Association of Securities Dealers Automated Quotation System ("Nasdaq") or the National Market System or SmallCap Market of Nasdaq all Common Stock covered by such Shelf Registration Statement if the Common Stock is then so authorized for quotation.

          r. The Company shall use its reasonable efforts to take all other steps necessary to effect the registration, offering and sale of the Transfer Restricted Securities covered by the Shelf Registration Statement contemplated hereby.

          s. Notwithstanding any provision of this Section 5 to the contrary, the Company shall not be required to amend or supplement the Shelf Registration Statement pursuant to the requirements of Sections 5(b), 5(c), 5(i) or 5(r) hereof if (i) such amendment or supplement would require the Company to disclose a material financing, acquisition or corporate transaction and the Board of Directors shall have determined that such disclosure is not in the best interests of the Company and the holders of its outstanding Common Stock or (ii) the Board of Directors shall have determined in good faith that there is a valid business purpose or reason for suspending the use of the Prospectus included in such Shelf Registration Statement in accordance with Section 5(i) hereof instead of making such amendment or supplement, provided that in each such case the Company complies with its obligations, if any, to pay Liquidated Damages pursuant to Section 4 hereof.

     6. Underwritten Offering. The Holders who desire to do so may sell Transfer Restricted Securities in an Underwritten Offering. In any such Underwritten Offering, the investment banker or bankers and manager or managers that will administer the offering will be selected by, and the underwriting arrangements with respect thereto will be approved by the Holders of a majority of the Transfer Restricted Securities to be included in such offering; provided, however, that (i) such investment bankers and managers and underwriting arrangements must be reasonably satisfactory to the Company and (ii) the Company shall not be obligated to arrange for more than one Underwritten Offering during the effectiveness period of the Shelf Registration Statement. No Holder may participate in any Underwritten Offering contemplated hereby unless such Holder
(a) agrees to sell such Holder's Transfer Restricted Securities in accordance with any approved underwriting arrangements, (b) completes and executes all reasonable questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up letters and other documents required under the terms of such approved underwriting arrangements and (c) at least 50% of the outstanding Transfer Restricted Securities are included in such Underwritten Offering. The Holders participating in any Underwritten Offering shall be responsible for any expenses customarily borne by selling securityholders, including underwriting discounts and commissions and fees and expenses of counsel to the selling securityholders and shall reimburse the Company for the fees and disbursements of their counsel, their independent public accountants and any printing expenses incurred in connection with such Underwritten Offerings. Notwithstanding the foregoing or the provisions of Section 6(a) hereof, upon receipt of a request from the Managing Underwriter or a representative of Holders of a majority of the Transfer Restricted Securities outstanding to prepare and file an amendment or supplement to the Shelf Registration Statement and Prospectus in connection with an Underwritten Offering, the Company may delay the filing of any such amendment or supplement for up to 90 days if the Company in good faith has a valid business reason for such delay.

     The Company shall in connection with an Underwritten Offering in accordance with the provisions of this Section:

          a. if requested, promptly include or incorporate in a Prospectus supplement or post-effective amendment to a Shelf Registration Statement, such information as the Managing Underwriters administering an Underwritten Offering of Transfer Restricted Securities registered thereunder reasonably request to be included therein and to which the Company does not reasonably object and shall make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after they are notified of the matters to be included or incorporated in such Prospectus supplement or post-effective amendment;

          b. make such representations and warranties to the Holders and the underwriters in form, substance and scope as are customarily made by the Company to underwriters in primary underwritten offerings;

          c. obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the Managing Underwriters) addressed to each Holder and the underwriters covering such matters as are customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such Holders and underwriters (it being agreed that the matters to be covered by such opinion or written statement by such counsel delivered in connection with such opinions shall include in customary form, without limitation, as of the date of the opinion and as of the effective date of the Shelf Registration Statement or most recent post-effective amendment thereto, as the case may be, the absence from such Shelf Registration Statement and the prospectus included therein, as then amended or supplemented, including the documents incorporated by reference therein, of an untrue statement of a material fact or the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading);

          d. obtain "cold comfort" letters and updates thereof from the independent public accountants of the Company (and, if necessary, any other independent public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Shelf Registration Statement), addressed to each Holder and the underwriters in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with primary underwritten offerings; and

          e. deliver such documents and certificates as may be reasonably requested by any such Holders and the Managing Underwriters, including those to evidence compliance with Section 3(c)(2)(v) and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company.

     7. Holders' Agreements. Each Holder of Transfer Restricted Securities, by the acquisition of such Transfer Restricted Securities agrees:

          a. to furnish the Requisite Information required to be furnished pursuant to Section 5(m) hereof. The Company may exclude from any Shelf Registration Statement the Transfer Restricted Securities of any Holder who does not furnish such Requisite Information. Each Holder of Transfer Restricted Securities shall promptly furnish to the Company all such information required to be disclosed in order to make the Requisite Information previously furnished to the Company by such Holder not materially misleading;

          b. that, upon receipt of a notice from the Company that the Prospectus and Shelf Registration Statement are unavailable for resales of Transfer Restricted Securities, forthwith to discontinue disposition of its Transfer Restricted Securities pursuant to the Shelf Registration Statement, and not to deliver any Prospectus forming a part thereof until receipt of the amended or supplemented Shelf Registration Statement or Prospectus, as applicable, as contemplated by Section 5(i) hereof, or until receipt of the Advice; and

          c. that sales of such Transfer Restricted Securities pursuant to a Shelf Registration Statement shall only be made in the manner set forth in such currently effective Shelf Registration Statement.

     8. Registration Expenses. The Company shall bear all expenses incurred in connection with the performance of its obligations under Sections 2, 3, 4 and 5 hereof. Notwithstanding the foregoing or anything in this Agreement to the contrary, each Holder shall pay all underwriting discounts and commissions of any underwriters with respect to any Transfer Restricted Securities sold by it.

     9.   Indemnification and Contribution.

          a. In connection with the Shelf Registration Statement, the Company will indemnify and hold harmless each Holder of Transfer Restricted Securities covered thereby, the directors, officers, employees and agents of each such Holder and each person who controls any such Holder within the meaning of either
Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, liabilities, expenses and damages, joint or several (including any and all investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which they, or any of them, may become subject under the Securities Act, the Exchange Act or other federal, state or foreign statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses and damages arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Shelf Registration Statement as originally filed or in any amendment thereof, or in any preliminary Prospectus or Prospectus, or in any amendment thereof or supplement thereto, or the omission or alleged omission to state in such documents a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, that (i) the Company will not be liable to the extent that any such loss, claim, liability expense or damage arises out of or is based on any such untrue statement or omission or alleged untrue statement or omission made therein in reliance on and in conformity with information relating to any Holder of Transfer Restricted Securities furnished in writing to the Company by any such Holder expressly for inclusion therein and (ii) the Company will not be liable to any Holder of Transfer Restricted Securities under the indemnity agreement in this Section 9(a) with respect to any preliminary Prospectus or a Prospectus that is subsequently amended or supplemented to the extent that any such loss, claim, liability, expense or damage of such Holder results from an untrue statement of a material fact contained in, or the omission of a material fact from, the preliminary Prospectus or Prospectus which untrue statement or omission was corrected in the final Prospectus or the Prospectus as amended or supplemented, as the case may be, if the Company had previously furnished copies thereof to such Holder within a reasonable amount of time prior to such sale or such confirmation. This indemnity agreement will be in addition to any liability which the Company might otherwise have.

     The Company also agrees to indemnify or contribute to the losses, claims, liabilities, expenses and damages, joint or several (including any and all investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted) of any underwriters of Transfer Restricted Securities registered under the Shelf Registration Statement, their officers and directors and each person who controls such underwriters on substantially the same basis as that of the indemnification of the selling Holders provided in this Section 9(a) and shall, if requested by any Holder, enter into a customary underwriting agreement reflecting such agreement, as provided in Section 5(o) hereof.

          b. Each Holder of Transfer Restricted Securities covered by the Shelf Registration Statement will severally indemnify and hold harmless the Company, each person who controls the Company within the meaning of either
Section 15 of the Securities Act or Section 20 of the Exchange Act, each director of the Company and each officer of the Company to the same extent as the foregoing indemnity from the Company to each such Holder, but only insofar as losses, claims, liabilities, expenses or damages arise out of or are based on any untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to such Holder furnished to the Company by or on behalf of such Holder expressly for use in the Shelf Registration Statement as originally filed or in any amendment thereof, or in any preliminary Prospectus or Prospectus, or in any amendment thereof or supplement thereto. This indemnity agreement will be in addition to any liability that such Holder might otherwise have.

          c. Any party that proposes to assert the right to be indemnified under this Section 9 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 9, notify each indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party (i) will not relieve it from any liability that it may have to any indemnified party under the foregoing provisions of this Section 9 unless, and only to the extent that, it did not otherwise learn of such action and such omission results in the forfeiture of substantive rights or defenses by the indemnifying party and (ii) will not, in any event relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligations in Sections 9(a) and 9(b) hereof. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless
(1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based on advice of counsel to the indemnified party) that there may be legal defense available to it or other available indemnified parties that are different from or in addition to those available to the indemnifying party, (3) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. Such firm shall be designated in writing by the Majority Holders in the case of parties indemnified pursuant to Section 9(a) and by the Company, in the case of parties indemnified pursuant to Section 9(b). All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred. No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 9 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising or that may arise out of such claim, action or proceeding.

          d. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 9 is applicable in accordance with its terms but for any reason is held to be unavailable from the Company or the Holders of Transfer Restricted Securities, or insufficient, the Company and such Holders will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company from persons other than such Holders, such as persons who control the Company within the meaning of the Securities Act or the Exchange Act and officers and directors of the Company, who also may be liable for contribution) (collectively, "Losses") to which the Company and any one or more of such Holders of Transfer Restricted Securities may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and such Holders on the other. The relative benefits received by the Company shall be deemed to be equal to the sum of (x) the value to the Company of the exchange of Existing Notes for Restructured Notes in the Restructuring and (y) the total amount of Liquidated Damages, if any, which the Company was not required to pay as a result of registering the securities covered by the Shelf Registration Statement which resulted in such Losses. Benefits received by the Holders shall be deemed to be equal to the value of receiving Restructured Notes or Common Stock issuable upon conversion thereof, as applicable, registered under the Securities Act. Benefits received by any underwriter shall be deemed to be equal to the total underwriting discounts and commissions, as set forth on the cover page of the Prospectus forming a part of the Shelf Registration Statement which resulted in such Losses. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company, on the one hand, and the Holders, on the other, with respect to the statements or omissions which resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Holders, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Holders agree that it would not be just and equitable if contributions pursuant to this Section 9(d) were to be determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense or damage, or action in respect thereof, referred to above in this Section 9(d) shall be deemed to include, for purpose of this Section 9(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Holders' obligations to contribute as provided in this Section 9(d) are several and not joint. For purposes of this Section 9(d), any person who controls the Company or a Holder within the meaning of the Securities Act will have the same rights to contribution as that party, and each officer or director of the Company or such Holder will have the same rights to contribution, as the Company or such Holder, as applicable, subject in each case to the provisions hereof. Any party entitled to contribution promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 9(d), will notify any such party or parties from whom contribution may be sought, but the omission so to notify will not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 9(d). No party will be liable for contribution with respect to any action or claim settled without its written consent (which consent will not be unreasonably withheld or delayed).

          e.   The indemnity and contribution agreements contained in this
Section 9 will remain in full force and effect, regardless of any investigation made by or on behalf of any Holder or the Company or any of the officers, directors or controlling persons referred to in this Section 9, and will survive the sale by a Holder of securities covered by the Shelf Registration Statement.

     10. Rules 144 and 144A. The Company shall use its best efforts to file the reports required to be filed by it under the Securities Act and the Exchange Act in a timely manner and, if at any time it is not required to file such reports but in the past had been required to or did file such reports, it will, upon the request of any holder of Transfer Restricted Securities, make available other information as reasonably required by, and so long as necessary to permit, sales of its Transfer Restricted Securities pursuant to Rule 144 and Rule 144A. Notwithstanding the foregoing, nothing in this Section 10 shall be deemed to require the Company to register any of its securities pursuant to the Exchange Act.

     11.  Miscellaneous.

          a. Remedies. In the event of a breach by the Company of its obligations under this Agreement, each Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages (including the Liquidated Damages contemplated hereby) would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate. The remedies provided herein are cumulative and not exclusive of any remedies provided by law; provided, that monetary damages relating solely to a Registration Default shall be limited to the amount of Liquidated Damages calculated in accordance with Section 4 hereof.

          b. No Inconsistent Agreements. The Company has not, as of the date hereof, entered into, nor shall it, on or after the date hereof, enter into, any agreement with respect to its securities that is inconsistent with the rights granted to the Holders herein or otherwise conflicts with the provisions hereof.

          c. Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, qualified, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of the Holders of at least a majority of the then outstanding aggregate principal amount of Transfer Restricted Securities; provided that, with respect to any matter that directly or indirectly affects the rights of any Initial Holder hereunder, the Company shall obtain the written consent of each such Initial Holder which such amendment, qualification, supplement, waiver or consent is to be effective. Notwithstanding the foregoing (except the foregoing proviso), a waiver or consent to departure from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders whose securities are being sold pursuant to a Shelf Registration Statement and that does not directly or indirectly affect the rights of other Holders may be given by the Majority Holders determined on the basis of Restructured Notes being sold rather than registered under such Shelf Registration Statement.

          d. Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered or certified first-class mail, telex, telecopier, or air courier guaranteeing overnight delivery:

               1. if to a Holder, at the most current address given by such Holder to the Company in accordance with the provisions of this Section 11(d) or in any Requisite Information delivered to the Company by such Holder;

               2. if to the Initial Holders, initially at the address set forth on Schedule I hereto in relation to such Initial Holder; and

               3. if to the Company, initially at its address set forth on the signature page hereof.

     The Initial Holders or the Company by notice to the other may designate, in accordance with the provisions of this Section 11(d), additional or different addresses for subsequent notices or communications.

     All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.

          e. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto, including, without the need for an express assignment or any consent by the Company thereto, subsequent Holders of Transfer Restricted Securities. The Company hereby agrees to extend the benefits of this Agreement to any Holder of Transfer Restricted Securities and any such Holder may specifically enforce the provisions of this Agreement as if an original party hereto. The Company may not assign its rights or obligations hereunder without the prior written consent of each Holder of Transfer Restricted Securities.

          f. Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts (which shall be deemed to include the Note Consent and Letter of Transmittal delivered on behalf of each Initial Holder), each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          g. Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. All references made in this Agreement to "Section" and "paragraph" refer to such Section or paragraph of this Agreement, unless expressly stated otherwise.

          h. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SAID STATE.

          i. Severability. In the event that any one of more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected thereby, it being intended that all of the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law.

          j. Attorneys' Fees. In any action or proceeding brought to enforce any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the prevailing party, as determined by the court, shall be entitled to recover its reasonable attorneys' fees in addition to any other available remedy.

          k. Approval of Holders. Whenever the consent or approval of holders of a specified percentage of Transfer Restricted Securities is required hereunder, Transfer Restricted Securities held by the Company or its Affiliates (as such term is defined in Rule 405 under the Securities Act) shall not be counted in determining whether such consent or approval was given by the holders of such required percentage. For purposes of calculating the consent or approval of holders of a majority of the then outstanding aggregate principal amount of Transfer Restricted Securities, Transfer Restricted Securities which have been converted into shares of Common Stock shall be deemed to bear the principal amount at which such securities were converted.

          l. Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement relating to the registration under the Securities Act of the Transfer Restricted Securities and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and the registration rights granted by the Company with respect to the Restructured Notes exchanged pursuant to the Restructuring Proposal Statement and the Common Stock issuable upon conversion of the Restructured Notes. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein, with respect to the registration rights granted by the Company with respect to the Restructured Notes or the Common Stock issuable upon conversion of the Restructured Notes. This Agreement supersedes all prior agreements and understandings among the parties with respect to such registration rights.

          m. Further Assurances. Each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all appropriate action, do or cause to be done all things reasonably necessary, proper or advisable under applicable law, and execute and deliver such documents and other papers, as may be required to carry out the provisions of this Agreement and the other documents contemplated hereby and consummate and make effective the transactions contemplated hereby.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                      P-COM, INC.


                                      By:      ______________________________
                                      Name:    ______________________________
                                      Title:   ______________________________
                                      Address: 3175 South  Winchester Blvd.
                                               Campbell, CA 95008

                                              [INITIAL HOLDERS]



                                              By:      _________________________
                                              Name:    _________________________
                                              Title:   _________________________
                                              Address: _________________________
                                                       _________________________

                                   SCHEDULE I

                                       to

                  Registration Rights Agreement dated as of November 1, 2002

                  Initial Holders

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          Name of Initial Holder         Notice Address (set forth as provided in Section 11(d))
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
1.
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2.
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3.
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4.
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5.
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